                                                                EXHIBIT 10.3.2

                                CREDIT AGREEMENT

            Credit Agreement, dated as of March 8, 1996, by and among Telxon Corporation, a Delaware corporation (the "BORROWER"), the lenders party hereto from time to time (each a "LENDER" and, collectively, the "LENDERS"), The Bank of New York ("BNY"), as Issuer and as Swing Line Lender, and BNY, as agent for the Lenders (in such capacity, the "AGENT").


1.          DEFINITIONS AND PRINCIPLES OF CONSTRUCTION
            ------------------------------------------

            1.1       Definitions
                      -----------

                      When used herein, terms defined in the preamble have the respective meanings indicated therein, and each of the following terms have the meaning ascribed thereto unless the context hereof otherwise specifically requires:

            "ABR ADVANCES": the Loans (or any portions thereof) at such time as they (or such portions) are made or are being maintained at a rate of interest based upon the Alternate Base Rate.

            "ACCOUNTANTS": Coopers & Lybrand L.L.P., any other "big six" firm of independent certified public accountants (or any successor thereto), or such other firm of independent certified public accountants of recognized national standing as shall be selected by the Borrower and satisfactory to the Agent.

            "ACCUMULATED FUNDING DEFICIENCY": as defined in Section 302 of
ERISA.

            "ACQUISITION": with respect to any Person, the purchase or other acquisition by such Person, by any means whatsoever (including by devise, bequest, gift, through a dividend or otherwise), of (a) Stock of, or other equity securities of, any other Person if, immediately thereafter, such other Person would be either a consolidated subsidiary of such Person or otherwise under the control of such Person, (b) any business, going concern or division thereof, or (c) the Property of any other Person (other than in the ordinary course of business in an arm's length transaction), provided, however, that no acquisition of all or substantially all of the assets of such other Person shall be deemed to be in the ordinary course of business.

            "ADVANCE": an ABR Advance or a Eurodollar Advance, as the case may be.

            "AFFECTED ADVANCE":  as defined in Section 3.8(b).

            "AFFILIATE": with respect to any Person at any time and from time to time, any other Person (other than a consolidated subsidiary of such Person) which at such time (a) controls such Person, or (b) is under common control with such Person. The term "control", as used in this definition with respect to any Person, means the power, whether direct, or indirect through one or more intermediaries, to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or other interests, by contract or otherwise.

            "AGGREGATE COMMITMENTS": the Revolving Commitments of all of the Lenders.

            "AGGREGATE REVOLVING COMMITMENT AMOUNT": at any date, the sum of the Revolving Commitment Amounts of all Lenders on such date.

            "AGGREGATE REVOLVING CREDIT EXPOSURE": at any date, the sum of the Revolving Credit Exposures of all Lenders on such date.

            "AGREEMENT": this Credit Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

            "ALTERNATE BASE RATE": for any day, a rate per annum equal to the greater of (a) the BNY Rate in effect on such day, or (b) 0.50% plus the Federal Funds Effective Rate.

            "APPLICABLE MARGIN":

            (a) (i) with respect to ABR Advances, the percentage set forth below under the heading "ABR" adjacent to the applicable Pricing Level, (ii) with respect to Eurodollar Advances, the percentage set forth below under the heading "Eurodollar" adjacent to the applicable Pricing Level, (iii) with respect to the Commitment Fee, the percentage set forth under the heading "Commitment Fee" adjacent to the applicable Pricing Level, and (iv) with respect to the Utilization Fee, the percentage set forth below under the heading "Utilization Fee" adjacent to the applicable Pricing Level:

                                                                Commitment        Utilization
                                     ABR         Eurodollar        Fee                Fee
                                   -------       ----------     ----------        -----------
whenever
Pricing Level I
is in effect:                      0.0000%        0.5000%        0.1500%           0.1250%

whenever
Pricing Level II
is in effect:                      0.0000%        0.6250%        0.1875%           0.1250%

whenever
Pricing Level III
is in effect:                      0.0000%        0.7500%              0.2000%             0.1250%

whenever
Pricing Level IV
is in effect:                      0.0000%        1.0000%              0.2000%             0.2500%

whenever
Pricing Level V
is in effect:                      0.0000%        1.2500%              0.3750%             0.2500%

   (b) The Applicable Margin shall be based on the Compliance Certificate most recently delivered with respect to the last fiscal quarter of the preceding fiscal year pursuant to Section 7.7(d), and shall become effective on the date such Compliance Certificate is delivered to the Lenders.

   (c) Notwithstanding anything to the contrary contained in this definition, (i) with respect to each period, if any, during which the Borrower shall be in Default of its obligations under Section 7.7(d), for purposes of this definition, the applicable Pricing Level shall conclusively be deemed to be Pricing Level V during each such period, (ii) except as otherwise specified in the preceding clause (i), during the period commencing on the Effective Date and ending on the date the financial statements required to be delivered pursuant to Section 7.7(a) in respect of the Borrower's fiscal year ending March 31, 1996 are delivered to the Agent, the applicable Pricing Level shall conclusively be deemed to be Pricing Level III, and (iii) except as otherwise specified in the preceding clause (i), prior to the date the Compliance Certificate for the fiscal year ending March 31, 1997 is delivered to the Lenders pursuant to Section 7.7(d), the Applicable Margin for Pricing Level I and Pricing Level II shall conclusively be deemed to be the Applicable Margin for Pricing Level III.

   "ASSIGNMENT": as defined in Section 11.7(c).

   "ASSIGNMENT AND ACCEPTANCE AGREEMENT": an assignment and acceptance agreement executed by an assignor and an assignee pursuant to which, subject to the terms and conditions hereof, the assignor assigns to the assignee all or any portion of such assignor's Loans, Letter of Credit Participation, Notes and Revolving Commitment, substantially in the form of Exhibit H.

   "BANKWATCH": Thomson BankWatch, Inc.

   "BNYCC AGREEMENTS": the Amended and Restated Credit, Term Loan and Security Agreement, dated March 31, 1995, among the Borrower, the Retail Technology Group, Inc., Teletransaction, Inc., Itronix Corporation, Microoffice Systems Technology, Inc., and PTC Airco, Inc., the financial institutions named therein, and The Bank of New York Commercial Corporation, as agent, as amended by Amendment 1 to the Amended and Restated Credit, Term Loan and Security Agrement, dated June 16, 1995, and Amendment 2 to the Amended and Restated Credit, Term Loan and Security Agreement, dated December 12, 1995, and all other documents executed and delivered in connection therewith, in each case as amended, supplemented or otherwise modified from time to time.

   "BNY RATE": a rate of interest per annum equal to the rate of interest publicly announced in New York City by BNY from time to time as its prime commercial lending rate, such rate to be adjusted automatically (without notice) on the effective date of any change in such publicly announced rate.

   "BORROWING REQUEST": a request for Loans in the form of Exhibit C.

   "CAPITAL EXPENDITURES": shall mean, with respect to any Person for any period, the aggregate of all expenditures incurred by such Person during such period which, in accordance with GAAP, are required to be included in "additions to property, plant or equipment" or similar items reflected on the balance sheet of such Person, provided, however, that "Capital Expenditures" shall not include (i) capitalized leases, or (ii) expenditures of proceeds of insurance settlements in respect of lost, destroyed or damaged assets, equipment or other property to the extent such expenditures are made to replace or repair such lost, destroyed or damages assets, equipment or other property within six months of the receipt of such proceeds.

   "CAPITALIZATION": Net Debt PLUS shareholders' equity of the Borrower and the Subsidiaries on a Consolidated basis.

   "CAPITALIZATION RATIO": the ratio, as of any fiscal year end of the Borrower, of Net Debt to Capitalization.

   "CASH COLLATERAL": as defined in Section 2.13.

   "CASH COLLATERAL ACCOUNT": as defined in Section 2.13.

   "CHANGE OF CONTROL": an event or series of events whereby (a) any Person (other than the Borrower, any one or more of its Subsidiaries, any employee benefit plan, or any entity organized, appointed or established by the Borrower or any such Subsidiary which holds shares of the Borrower's common stock for or pursuant to the terms of any such employee benefit plan), acting alone or in concert with one or more other Persons, (i) has acquired or shall acquire beneficial ownership of securities, or options or other rights therefor, entitling such Person to 25% or more of the voting power with respect to such class of securities, or (ii) possesses or shall possess, directly or indirectly, the power to direct or cause the direction of the management and policies of the Borrower, whether through the ownership of voting securities, by contract or otherwise, or (b) directors of the Borrower constituting that percentage necessary to approve corporate action shall not have been directors on the Effective Date or directors designated or approved by the directors holding such positions on the Effective Date.

   "CODE": the Internal Revenue Code of 1986, as the same may be amended, or any successor thereto, and the rules and regulations issued thereunder, as from time to time in effect.

   "COMMITMENT FEE": as defined in Section 3.11.

   "COMMITMENT PERCENTAGE": as of any date and with respect to any Lender, a fraction, the numerator of which is such Lender's Revolving Commitment Amount on such date, and the denominator of which is the Aggregate Revolving Commitment Amount on such date.

   "COMMITMENT PERIOD": the period commencing on the Effective Date and ending on the Commitment Termination Date.

   "COMMITMENT TERMINATION DATE": the earlier to occur of (a) March 8, 2001, as the same may be extended in accordance with Section 2.6, and (b) such other date upon which the Revolving Commitments shall have been terminated in accordance with Section 2.7 or Section 9.2.

   "COMPENSATORY INTEREST PAYMENT": as defined in Section 3.4(c).

   "COMPLIANCE CERTIFICATE": a certificate in the form of Exhibit G.

   "CONSOLIDATED": the Borrower and the Subsidiaries on a consolidated basis in accordance with GAAP.

   "CONSOLIDATING": the Borrower and each Subsidiary taken separately.

   "CONTINGENT OBLIGATION": as to any Person (the "secondary obligor"), any obligation of such secondary obligor (a) guaranteeing or in effect guaranteeing any return on any investment made by another Person, or (b) guaranteeing or in effect guaranteeing any indebtedness, lease, dividend or other obligation ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including any obligation of such secondary obligor, whether or not contingent, (i) to purchase any such primary obligation or any Property constituting direct or indirect security therefor, (ii) to advance or supply funds (A) for the purchase or payment of any such primary obligation or (B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase Property, securities or services primarily for the purpose of assuring the beneficiary of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, (iv) otherwise to assure or hold harmless the beneficiary of such primary obligation against loss in respect thereof, and (v) in respect of the indebtedness of any partnership in which such secondary obligor is a general partner, except to the extent that such indebtedness of such partnership is nonrecourse to such secondary obligor and its separate Property; provided, however, that the term "Contingent Obligation" shall not include the indorsement of instruments for deposit or collection in the ordinary course of business.

   "CONTROL PERSON": as defined in Section 3.6.

   "CREDIT DATE": each date upon which a Loan is made or a Letter of Credit is issued.

   "DEFAULT": any of the events specified in Section 9.1, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

   "DEFAULT RATE":  as defined in Section 3.4(b).

   "DISPOSITION": with respect to any Person, any sale, assignment, transfer or other disposition by such Person, by any means, of (a) the Stock of, or other equity interests of, any other Person, (b) any business, Operating Entity or division thereof, or (c) any other Property of such Person, other than in the ordinary course of business, provided, however, that no such sale, assignment, transfer or other disposition of Property shall be deemed to be in the ordinary course of business (i) if it is the sale, assignment, transfer or disposition of (1) all or substantially all of the Property of such Person, or (2) any Operating Entity, (ii) if the fair market value of the Property is in excess of $250,000, or (iii) to the extent that the aggregate fair market value of all sales, assignments, transfers and other dispositions of Property made by such Person within the same fiscal year which are individually equal to or less than $250,000, would exceed $2,000,000, and provided, further, that notwithstanding anything to the contrary contained in this definition, (I) all sales of inventory (other than in connection with bulk transfers of Property in connection with a liquidation or similar disposition of the Property of such Person) shall be deemed to be in the ordinary course of business, (II) any sale, assignment, transfer or other disposition of any obsolete tangible personal Property shall each be deemed to be in the ordinary course of business, (III) any grant by a Person of a license to use Intellectual Property or proprietary information (including software) shall not be deemed to be a "Disposition", and (IV) any sale, assignment, transfer or other disposition by the Borrower of one or more leases (pursuant to which the Borrower, as lessor, let inventory to any Person (other than a Subsidiary) in the ordinary course of the Borrower's business) to any Person in the business of discounting the same shall not be deemed to be a "Disposition".

   "DOLLAR or "$": lawful currency of the United States of America.

   "DOMESTIC BUSINESS DAY": any day (other than a Saturday, Sunday or legal holiday in the State of New York) on which banks are open for business in New York City, New York.

   "DOMESTIC INTERCOMPANY ACQUISITION": an Acquisition by the Borrower or any Domestic Subsidiary which is a Guarantor from the Borrower or any other Domestic Subsidiary which is a Guarantor.

   "DOMESTIC INTERCOMPANY DEBT": (a) Indebtedness of the Borrower to one or more of the Domestic Subsidiaries which are Guarantors, and (b) demand indebtedness of one or more of the Domestic Subsidiaries which are Guarantors, to the Borrower or any one or more of the other Domestic Subsidiaries which are Guarantors.

   "DOMESTIC INTERCOMPANY DISPOSITION": a Disposition by the Borrower or any Domestic Subsidiary which is a Guarantor to the Borrower or any other Domestic Subsidiary which is a Guarantor.

   "DOMESTIC SUBSIDIARY": each Subsidiary other than a Foreign Subsidiary.

   "EBITDA": as of any date, the earnings of the Borrower and the Subsidiaries on a Consolidated basis for the four fiscal quarter period in respect of which financial statements have been most recently delivered pursuant to Section 7.7(a) or Section 7.7(c), as the case may be, PLUS each of the following with respect to the Borrower and the Subsidiaries on a Consolidated basis for such period to the extent utilized in determining such earnings: (a) Interest Expense, (b) provision for income taxes, (c) depreciation, (d) amortization, (e) extraordinary non-cash gains and losses, (f) non-cash write-offs and write-downs of inventory, and (g) non-cash write-offs in respect of any early retirement of Indebtedness.

   "EFFECTIVE DATE": as defined in Section 11.20.

   "EMPLOYEE BENEFIT PLAN": an employee benefit plan within the meaning of
Section 3(3) of ERISA maintained, sponsored or contributed to by the Borrower, any Subsidiary or any ERISA Affiliate.

   "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time, or any successor thereto, and the rules and regulations issued thereunder, as from time to time in effect.

   "ERISA AFFILIATE": when used with respect to an Employee Benefit Plan, ERISA, the PBGC or a provision of the Code pertaining to employee benefit plans, any Person that is a member of any group of organizations within the meaning of Sections 414(b) or (c) of the Code or, solely with respect to applicable provisions of the Code, Sections 414(m) or (o) of the Code, of which the Borrower or any Subsidiary is a member.

   "EURODOLLAR ADVANCE": a given portion of the Revolving Loans selected by the Borrower to bear interest during an Interest Period selected by the Borrower at a rate per annum based upon a Eurodollar Rate determined with reference to such Interest Period, all pursuant to and in accordance with Sections 2.5 and 3.3.

   "EURODOLLAR BUSINESS DAY": any Domestic Business Day, other than a Domestic Business Day on which banks are not open for dealings in Dollar deposits in the London interbank market.

   "EURODOLLAR RATE": with respect to each Eurodollar Advance and as determined by BNY and reported to the Agent, the rate of interest per annum (rounded, if necessary, to the nearest 1/16 of 1% or, if there is no nearest 1/16 of 1%, then to the next higher 1/16 of 1%) equal to a fraction, the numerator of which is the rate, as reported by BNY to the Agent, quoted by BNY to leading banks in the interbank eurodollar market as the rate at which BNY is offering Dollar deposits in an amount approximately equal to BNY's Commitment Percentage of such Eurodollar Advance and having a period to maturity approximately equal to the Interest Period applicable to such Eurodollar Advance, as quoted two Eurodollar Business Days prior to the first day of such Interest Period, and the denominator of which is an amount equal to 1.00 MINUS the aggregate of the then stated maximum rates during such Interest Period of all reserve requirements (including marginal, emergency, supplemental and special reserves), expressed as a decimal, established by the Board of Governors of the Federal Reserve System and any other banking authority to which BNY and other major United States money center banks are subject in respect of eurocurrency liabilities (currently referred to as "Eurocurrency liabilities" in Regulation D of the Board of Governors of the Federal Reserve System) without benefit of credits for proration, exceptions or offsets which may be available from time to time to BNY.

   "EVENT OF DEFAULT": any of the events specified in Section 9.1, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition has been satisfied.

   "EXISTING INDEBTEDNESS": all of the obligations of the Borrower and its Subsidiaries under the BNYCC Agreements.

   "EXISTING SUBORDINATED DEBENTURES": the Borrower's 7-1/2% convertible subordinated debentures due 2012, outstanding on the Effective Date, as the same may be amended, supplemented or otherwise modified from time to time.

   "EXISTING SUBORDINATED NOTES": the Borrower's 5-3/4% convertible subordinated notes due 2003, outstanding on the Effective Date, as the same may be amended, supplemented or otherwise modified from time to time.

   "EXPANSION OBLIGATIONS": all Indebtedness of the Borrower incurred and to be incurred in connection with the expansion (including the purchase of equipment) of the Borrower's manufacturing facility in Texas.

   "EXTENSION REQUEST": as defined in Section 2.6.

   "FCC": the Federal Communications Commission, or any Governmental Authority succeeding to the functions thereof.

   "FCC LICENSES": all related licenses, other licenses, franchises and permits issued by the FCC or under federal, state or local laws from time to time which authorize a Person to receive or distribute, or both, over the airwaves, audio, television, radio or microwave signals within a geographic area.

   "FEDERAL FUNDS EFFECTIVE RATE": for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average (rounded, if necessary, to the nearest 1/100 of 1% or, if there is no nearest 1/100 of 1%, then to the next higher 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Domestic Business Day, for the next preceding Domestic Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Domestic Business Day, the average (rounded, if necessary, to the nearest 1/100 of 1% or, if there is no nearest 1/100 of 1%, then to the next higher 1/100 of 1%) of the quotations for such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it.

   "FEES":  as defined in Section 3.2.

   "FINANCIAL STATEMENTS": as defined in Section 4.15(a).

   "FIXED CHARGE COVERAGE RATIO": as of any fiscal quarter end, the ratio of
(a) the rent expense of the Borrower and the Subsidiaries on a Consolidated basis for the four fiscal quarters then ended plus EBITDA, to (b) Fixed Charges.

   "FIXED CHARGES": as of any fiscal quarter end, the sum of each of the following (without duplication) in respect of the Borrower and the Subsidiaries on a Consolidated basis during the four fiscal quarter period then ended (a) Interest Expense (less, without duplication, interest income), (b) with respect to all Indebtedness of the Borrower and the Subsidiaries, all repayments of such Indebtedness which, as of such fiscal quarter end, were scheduled to be made during the immediately succeeding four fiscal quarter period, (c) rent expense, (d) Capital Expenditures (excluding those relating to the expansion of the Texas PP&E not in excess of $25,000,000), and (e) taxes incurred.

   "FOREIGN INTERCOMPANY DEBT": demand indebtedness of one or more of the Foreign Subsidiaries to any one or more of the other Foreign Subsidiaries.

   "FOREIGN SUBSIDIARY": each Subsidiary that is not organized under the laws of the United States of America or any State thereof.

   "FUNDED CURRENT LIABILITY PERCENTAGE": as defined in Section 401(a)(29) of the Code.

   "GAAP": generally accepted accounting principles as from time to time in effect in the United States.

   "GOVERNMENTAL AUTHORITY": any foreign, federal, state, municipal or other government, or any department, commission, board, bureau, agency, public authority or instrumentality thereof, or any court or arbitrator.

   "GUARANTOR": as defined in the Subsidiary Guaranty.

   "HIGHEST LAWFUL RATE": the maximum rate of interest, if any, which at any time or from time to time may be contracted for, taken, charged or received on the Loans or the Notes or which may be owing to any Lender pursuant to this Agreement under the laws applicable to such Lender and this Agreement.

   "INDEBTEDNESS": as to any Person, at a particular time, all items of such Person which constitute, without duplication, (a) indebtedness for borrowed money or the deferred purchase price of Property (other than trade payables and accrued expenses incurred in the ordinary course of business), (b) indebtedness evidenced by notes, bonds, debentures or similar instruments, (c) obligations with respect to any conditional sale to such Person or other title retention agreement pursuant to which such Person is obligated, (d) indebtedness arising under acceptance facilities and the amount available to be drawn under all letters of credit issued for the account of such Person and, without duplication, all drafts drawn thereunder to the extent such Person shall not have reimbursed the issuer in respect of the issuer's payment of such drafts,
(e) all liabilities secured by any Lien on any Property owned by such Person even though such Person shall not have assumed or otherwise become liable for the payment thereof (other than carriers', warehousemen's, mechanics', repairmen's or other like non-consensual Liens arising in the ordinary course of business), (f) that portion of any obligation of such Person, as lessee, which in accordance with GAAP is required to be capitalized on the balance sheet of such Person, and (g) Contingent Obligations.

   "INDEMNIFIED LIABILITIES": as defined in Section 11.5.

   "INTELLECTUAL PROPERTY": all trademarks and service marks, all copyrights and all patents.

   "INTEREST EXPENSE": for any period and in respect of any Person, the interest expense of such Person in respect of such period, determined in accordance with GAAP.

   "INTEREST PAYMENT DATE": (i) as to any ABR Advance, the last day of each March, June, September and December commencing on the first of such days to occur after such ABR Advance shall have been made or any Eurodollar Advance shall have been converted to such ABR Advance, (ii) as to any Eurodollar Advance in respect of which the Borrower shall have selected an Interest Period of one, two or three months, the last day of such Interest Period, and (iii) as to any Eurodollar Advance in respect of which the Borrower shall have selected an Interest Period greater than three months, the last day of each three month interval during such Interest Period.

   "INTEREST PERIOD": the period commencing on any Eurodollar Business Day selected by the Borrower in accordance with Section 2.5 or Section 3.3 and ending one, two, three or six months thereafter (provided that such period does not end later than the Commitment Termination Date), as selected by the Borrower in accordance with such Sections, subject to the following:

            (i) if any Interest Period would otherwise end on a day which is not a Eurodollar Business Day, such Interest Period shall be extended to the immediately succeeding Eurodollar Business Day unless the result of such extension would be to carry the end of such Interest Period into another calendar month, in which event such Interest Period shall end on the Eurodollar Business Day immediately preceding such day; and

            (ii) if any Interest Period shall begin on the last Eurodollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period), such Interest Period shall end on the last Eurodollar Business Day of such latter calendar month.

   "INVESTMENTS": as defined in Section 8.5.

   "ISSUER": BNY.

   "JET": a 1979 Falcon 20F (Serial Number 403) aircraft, FAA Registration Number N 108BG.

   "JET OBLIGATIONS": all Indebtedness of the Borrower and/or its Subsidiaries in connection with the purchase or lease of the Jet.

   "LETTER OF CREDIT COMMITMENT": the commitment of the Issuer to issue Letters of Credit under and in accordance with the terms of this Agreement.

   "LETTER OF CREDIT EXPOSURE": at any date, (a) in respect of all the Lenders, the sum, without duplication, of (i) the aggregate amount which may be drawn under all unexpired Letters of Credit outstanding on such date (whether or not the conditions for drawing thereunder have or may be satisfied), (ii) the aggregate amount, on such date, of all unpaid drafts (which have not been dishonored) drawn on all Letters of Credit, and (iii) the aggregate unpaid reimbursement obligations in respect of the Letters of Credit on such date, and
(b) in respect of any Lender, an amount equal to such Lender's

Commitment Percentage multiplied by the amount determined under clause (a) of this definition.

   "LETTER OF CREDIT FEE":  as defined in Section 3.12.

   "LETTER OF CREDIT PARTICIPATION": with respect to each Lender, its obligations to the Issuer hereunder.

   "LETTER OF CREDIT REQUEST": a request in the form of Exhibit I.

   "LETTERS OF CREDIT": as defined in Section 2.10.

   "LEVERAGE RATIO": as of any date, the ratio of (a) Net Debt to (b) EBITDA.

   "LIEN": any mortgage, pledge, assignment, lien, charge, encumbrance or security interest of any kind, or the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement.

   "LOAN DOCUMENTS": this Agreement, the Subsidiary Guaranty and, upon the execution and delivery thereof, the Notes and the Reimbursement Agreements.

   "LOAN PARTY": with respect to any Loan Document, any Person (other than the Agent, the Issuer, the Swing Line Lender or any Lender) which, in accordance with the terms of such Loan Document, is or is to be a party thereto.

   "LOANS": the Revolving Loans and the Swing Line Loans.

   "MARGIN STOCK": any "margin stock", as said term is defined in Regulation U of the Board of Governors of the Federal Reserve System, as the same may be amended or supplemented from time to time.

   "MATERIAL ADVERSE": with respect to any change or effect, a material adverse change in, or effect on, as the case may be, (i) the financial condition, operations, business, prospects or Property of the Borrower and the Subsidiaries taken as a whole, (ii) the ability of the Borrower or any Subsidiary to perform its obligations under the Loan Documents to which it is a party, or (iii) the ability of the Agent, the Issuer, the Swing Line Lender or any Lender to enforce the Loan Documents.

   "MATERIAL SUBSIDIARY": as of any date, each Subsidiary which (a) as of the fiscal quarter end immediately preceding such date had Consolidating gross revenues in excess of $2,000,000 for the four fiscal quarters then ended, or
(b) has total assets in excess of $3,000,000.

   "MOODY'S": Moody's Investors Service, Inc.

   "MULTIEMPLOYER PLAN": a Pension Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

   "NET DEBT": as of any date, total Consolidated Indebtedness of the Borrower and its Subsidiaries (net of Contingent Obligations and reimbursement obligations in respect of undrawn letters of credit) MINUS total Consolidated cash and cash equivalents of the Borrower and its Subsidiaries in excess of $10,000,000, in each case to the extent such Indebtedness or cash or cash equivalents would be required by GAAP to be reflected on a Consolidated Balance Sheet of the Borrower and its Subsidiaries as of such date.

   "NON-EXTENDING LENDER":  as defined in Section 2.6(b).

   "NOTE": the Swing Line Note or a Revolving Note, as the case may be.

   "NOTES": the Swing Line Note and the Revolving Notes.

   "OBLIGATIONS": as defined in Section 2.13.

   "OPERATING ENTITY": (a) any Person, (b) any business or operating unit of a Person which is, or could be, operated separate and apart from the other businesses and operations of such Person, or (c) any other line of business or division.

   "OTHER INTERCOMPANY ACQUISITION": an Acquisition by the Borrower or any Subsidiary from the Borrower or any other Subsidiary, provided, however, that the term "Other Intercompany Acquisition" shall not include any Domestic Intercompany Acquisition.

   "OTHER INTERCOMPANY DEBT": (a) Indebtedness of the Borrower to one or more of the Subsidiaries, and (b) demand indebtedness of one or more of the Subsidiaries to the Borrower or any one or more of the other Subsidiaries, provided, however, that the term "Other Intercompany Debt" shall not include any Domestic Intercompany Debt.

   "OTHER INTERCOMPANY DISPOSITION": a Disposition by the Borrower or any Subsidiary to the Borrower or any other Subsidiary, provided, however, that the term "Other Intercompany Disposition" shall not include any Domestic Intercompany Disposition.

   "OUTSTANDINGS": with respect to the Issuer, the Swing Line Lender and each Lender, as the case may be, as of any date, an amount equal to (a) the outstanding principal balance on such date of all the Loans of the Issuer, the Swing Line

Lender or such Lender, PLUS (b) with respect to the Issuer only, the excess of
(i) the aggregate sum of all drafts honored under all Letters of Credit, over
(ii) all payments made to the Issuer by the Borrower and the Lenders in reimbursement thereof or participation therein, as the case may be, PLUS (c) with respect to each Lender, the excess of (i) the aggregate sum of all payments by such Lender in participation of the Reimbursement Obligations and/or the Swing Line Loans, over (ii) all reimbursements of such Lender in respect thereof.

   "OUTSTANDING PERCENTAGE": as of any date and with respect to each Lender, the Swing Line Lender or the Issuer, as the case may be, a fraction the numerator of which is the Outstandings of such Lender, the Swing Line Lender or the Issuer, as applicable, on such date, and the denominator of which is the aggregate Outstandings of the Issuer, the Swing Line Lender and all Lenders on such date.

   "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA, or any Governmental Authority succeeding to the functions thereof.

   "PENSION PLAN": at any time, any Employee Benefit Plan (including a Multiemployer Plan) subject to Section 302 of ERISA or Section 412 of the Code, the funding requirements of which are, or at any time within the six years immediately preceding the time in question, were in whole or in part, the responsibility of the Borrower, any of its Subsidiaries or an ERISA Affiliate.

   "PERSON": any individual, firm, partnership, limited liability partnership, joint venture, corporation, limited liability company, association, business enterprise, joint stock company, unincorporated association, trust, Governmental Authority or any other entity, whether acting in an individual, fiduciary, or other capacity, and for the purpose of the definition of "ERISA Affiliate", a trade or business.

   "PRICING LEVEL": Pricing Level I, Pricing Level II, Pricing Level III, Pricing Level IV or Pricing Level V, as applicable.

   "PRICING LEVEL I": at any time, when the Capitalization Ratio is less than 20% as of the last day of the most recent fiscal year end.

   "PRICING LEVEL II": at any time, when the Capitalization Ratio is less than 25% but greater than or equal to 20% as of the last day of the most recent fiscal year end.

   "PRICING LEVEL III": at any time, when the Capitalization Ratio is less than 35% but greater than or equal to 25% as of the last day of the most recent fiscal year end.

   "PRICING LEVEL IV": at any time, when the Capitalization Ratio is less than 45% but greater than or equal to 35% as of the last day of the most recent fiscal year end.

   "PRICING LEVEL V": at any time, when the Capitalization Ratio is greater than or equal to 45% as of the last day of the most recent fiscal year end.

   "PROHIBITED TRANSACTION": a transaction that is prohibited under Section 4975 of the Code or Section 406 of ERISA and not exempt under Section 4975 of the Code or Section 408 of ERISA.

   "PROPERTY": in respect of any Person, all types of real, personal or mixed property and all types of tangible or intangible property owned or leased by such Person.

   "REGULATORY CHANGE": (a) the adoption of any law, rule or regulation after the date hereof, (b) the issuance or promulgation after the date hereof of any directive, guideline or request from any central bank or United States or foreign Governmental Authority (whether or not having the force of law), or (c) any change after the date hereof in the interpretation of any existing law, rule, regulation, directive, guideline or request by any central bank or United States or foreign Governmental Authority charged with the administration thereof.

   "REIMBURSEMENT AGREEMENT": as defined in Section 2.10(b).

   "REIMBURSEMENT OBLIGATIONS": all of the obligations and liabilities of the Borrower (a) under Reimbursement Agreements, and (b) hereunder in respect of the Letters of Credit.

   "REPORTABLE EVENT": with respect to any Pension Plan, (a) any event set forth in Sections 4043(c) (other than a Reportable Event as to which the 30 day notice requirement is waived by the PBGC under applicable regulations), 4062(e) or 4063(a) of ERISA or the regulations thereunder, (b) an event requiring the Borrower, any of its Subsidiaries or any ERISA Affiliate to provide security to a Pension Plan under Section 401(a)(29) of the Code, or (c) failure to make any payment required by Section 412(m) of the Code.

   "REQUIRED LENDERS": (a) at any time prior to the Commitment Termination Date, Lenders having Revolving Commitment Amounts in the aggregate equal to or more than 51% of the Aggregate Revolving Commitment Amount, and (b) at all other times, the Issuer, the Swing Line Lender and Lenders having

Outstandings in the aggregate equal to or more than 51% of the aggregate Outstandings of the Issuer, the Swing Line Lender and all Lenders.

   "RESTRICTED PAYMENT": with respect to any Person, any of the following, whether direct or indirect: (a) the declaration or payment by such Person of any dividend or distribution on any class of Stock of such Person, other than a dividend payable solely in shares of that class of Stock to the holders of such class, (b) the declaration or payment by such Person of any distribution on any other type or class of equity interest or equity investment in such Person, other than (i) a distribution to equity holders of the same type and class of equity interest or equity investment as then held, and (ii) with respect to the Borrower, a distribution of rights to purchase capital Stock of the Borrower, and (c) any redemption, retirement, purchase or acquisition of, or sinking fund (other than scheduled sinking fund payments in respect of the Existing Subordinated Debentures) or other similar payment in respect of, any class of Stock of, or other type or class of equity interest or equity investment in, such Person, provided, however, that for purposes of this definition, the term "distribution" shall not include the payment of interest.

   "REVOLVING COMMITMENT": in respect of any Lender, such Lender's undertaking to make Revolving Loans, and, with respect to the Swing Line Lender only, Swing Line Loans, to the Borrower, subject to the terms and conditions hereof, in an aggregate outstanding principal amount not exceeding the Revolving Commitment Amount of such Lender.

   "REVOLVING COMMITMENT AMOUNT": as of any date and with respect to any Lender, the amount set forth adjacent to its name under the heading "Revolving Commitment Amount" in Exhibit A on such date or, in the event that such Lender is not listed on Exhibit A, the "Revolving Commitment Amount" which such Lender shall have assumed from another Lender in accordance with Section 11.7 on or prior to such date, as all of the same may be adjusted from time to time pursuant to Sections 2.7 and 11.7(c).

   "REVOLVING CREDIT EXPOSURE": with respect to any Lender as of any date, the sum as of such date of (a) the outstanding principal balance of such Lender's Revolving Loans, (b) such Lender's Commitment Percentage of the outstanding principal balance of the Swing Line Loans, and (c) an amount equal to such Lender's Letter of Credit Exposure.

   "REVOLVING LOAN" and "REVOLVING LOANS": as defined in Section 2.1.

   "REVOLVING NOTE" and "REVOLVING NOTES": as defined in Section 2.2.

   "SPECIAL COUNSEL": Emmet, Marvin & Martin, LLP, or such other counsel as the Agent shall retain as its counsel in connection herewith.

   "STOCK": any and all shares, interests, warrants, options, rights of conversion, participations or other equivalents (however designated) of corporate stock.

   "SUBORDINATED DEBENTURES INDENTURE": the Indenture, dated as of June 1, 1987, between the Borrower and Ameritrust Company National Association, as Trustee, pursuant to which the Existing Subordinated Debentures have been issued, as the same may be amended, supplemented or otherwise modified from time to time.

   "SUBORDINATED NOTES INDENTURE": the Indenture, dated as of December 1, 1995, between the Borrower and Bank One Trust Company, N.A., as Trustee, pursuant to which the Existing Subordinated Notes have been issued, as the same may be amended, supplemented or otherwise modified from time to time.

   "SUBSIDIARY": at any time and from time to time, any corporation, association, partnership, joint venture or other business entity of which the Borrower and/or any Subsidiary of the Borrower, directly or indirectly at such time, either (a) in respect of a corporation, owns or controls more than 50% of the outstanding Stock having ordinary voting power to elect a majority of the board of directors or similar managing body, irrespective of whether a class or classes shall or might have voting power by reason of the happening of any contingency, or (b) in respect of an association, partnership, joint venture or other business entity, is entitled to share in more than 50% of the profits and losses, however determined.

   "SUBSIDIARY GUARANTY": as defined in Section 5.3.

   "SUPER-MAJORITY LENDERS": (a) at any time prior to the Commitment Termination Date, Lenders having Revolving Commitment Amounts in the aggregate equal to or more than 66-2/3% of the Aggregate Revolving Commitment Amount, and (b) at all other times, the Issuer, the Swing Line Lender and Lenders having Outstandings in the aggregate equal to or more than 66-2/3% of the aggregate Outstandings of the Issuer, the Swing Line Lender and all Lenders.

   "SWING LINE LENDER":  BNY.

   "SWING LINE LOAN" and "SWING LINE LOANS":  as defined in Section 2.3.

   "SWING LINE NOTE": as defined in Section 2.4.

   "SWING LINE PARTICIPATION AMOUNT":  as defined in Section 2.8.

   "SWING LINE PARTICIPATION EVENT":  as defined in Section 2.8.

   "S&P": Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

   "TANGIBLE NET WORTH": with respect to the Borrower and the Subsidiaries on a Consolidated basis at any date, the stockholders' equity of the Borrower and the Subsidiaries on a Consolidated basis less Intangible Assets, all determined as of such date. For purposes of this definition "Intangible Assets" shall mean the amount (to the extent reflected in determining such stockholders' equity) of all goodwill, patents, trademarks, service marks, trade names, copyrights, unamortized debt discount and expense, unamortized deferred charges, anticipated future benefit of tax loss carry-forwards (net of any associated valuation reserves), and all other intangible assets.

   "TAXES":  as defined in Section 3.10.

   "TERMINATION EVENT": with respect to any Pension Plan, (a) a Reportable Event, (b) the termination of a Pension Plan under Section 4041(c) of ERISA, or the filing of a notice of intent to terminate a Pension Plan under Section 4041(c) of ERISA, or the treatment of a Pension Plan amendment as a termination under Section 4041(e) of ERISA, (c) the institution of proceedings by the PBGC to terminate a Pension Plan under Section 4042 of ERISA, or (d) the appointment of a trustee to administer any Pension Plan under Section 4042 of ERISA.

   "TEXAS PP&E": all property, plant and equipment of the Borrower located at its manufacturing facility in Texas.

   "UNFUNDED PENSION LIABILITIES": with respect to any Pension Plan (other than a Multiemployer Plan), as of the last day of the fiscal year of such Pension Plan preceding the time in question, the amount determined by taking the accumulated benefit obligation, as disclosed in accordance with Statement of Accounting Standards No. 87, "Employers' Accounting for Pensions", over the fair market value of Pension Plan assets.

   "UNQUALIFIED AMOUNT": as defined in Section 3.4(c).

   "UNRECOGNIZED RETIREE WELFARE LIABILITY": with respect to any Employee Benefit Plan maintained by the Borrower or any Subsidiary that provides postretirement benefits other than pension benefits, the amount of the transition obligation, as determined in accordance with Statement of Financial Accounting Standards No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions," as of the most recent valuation date, that has not been recognized as an expense in the income statement of the Borrower and its Consolidated Subsidiaries, provided that (i) prior to the date such Statement is applicable to the Borrower, such amount shall be based on an estimate made in good faith of the transition obligation, and (ii) for purposes of determining the aggregate amount of the Unrecognized Retiree Welfare Liability, any Employee Benefit Plan maintained by a Consolidated Subsidiary that is not otherwise an ERISA Affiliate shall be included.

   "UPSTREAM DIVIDENDS":  as defined in Section 8.7.

   "UTILIZATION FEE": as defined in Section 3.13.

   1.2      PRINCIPLES OF CONSTRUCTION
            --------------------------

            (a) All capitalized terms defined in this Agreement shall have the meanings given such capitalized terms herein when used in the other Loan Documents or any certificate, opinion or other document made or delivered pursuant hereto or thereto, unless otherwise expressly provided therein.

            (b) As used in the Loan Documents and in any certificate, opinion or other document made or delivered pursuant thereto, accounting terms not defined in Section 1.1, and accounting terms partly defined in Section 1.1 to the extent not defined, shall have the respective meanings given to them under GAAP. Unless otherwise expressly provided herein, the word "fiscal" when used herein shall refer to the relevant fiscal period of the Borrower.

            (c) The words "hereof", "herein", "hereto" and "hereunder" and similar words when used in each Loan Document shall refer to such Loan Document as a whole and not to any particular provision of such Loan Document, and Section, schedule and exhibit references contained therein shall refer to Sections thereof or schedules or exhibits thereto unless otherwise expressly provided therein.

            (d) All references herein to a time of day shall mean the then applicable time in New York, New York, unless otherwise expressly provided herein.

            (e) Section headings have been inserted herein and in the other Loan Documents for convenience only and shall not be construed to be a part hereof or thereof. Unless the context otherwise requires, words in the singular number include the plural, and words in the plural include the singular.

            (f) Whenever in any Loan Document or in any certificate or other document made or delivered pursuant thereto, the terms thereof require that a Person sign or execute the same or refer to the same as having been so signed or executed, such terms shall mean that the same shall be, or was, duly signed or executed by (i) in respect of any Person that is a corporation, any duly authorized officer thereof, and (ii) in respect of any other Person (other than an individual), any analogous counterpart thereof, in either case in respect of whom the Agent shall have received an incumbency certificate in all respects satisfactory to the Agent.

            (g) The words "include" and "including", when used in each Loan Document, shall mean that the same shall be included "without limitation", unless otherwise specifically provided.

            (h) The obligations of the Loan Parties under the Loan Documents constitute "Designated Senior Indebtedness" under, and as such term is defined in, the Subordinated Notes Indenture as in effect on the date hereof, to the extent that such obligations are included within the meaning of such term.

2. AMOUNT AND TERMS OF LOANS AND LETTERS OF CREDIT
   -----------------------------------------------

   2.1      Revolving Loans
            ---------------

            Subject to the terms and conditions hereof, each Lender severally (and not jointly) agrees to make loans (each a "REVOLVING LOAN" and, collectively with each other Revolving Loan of such Lender and/or with each Revolving Loan of each other Lender, the "REVOLVING LOANS") to the Borrower from time to time during the Commitment Period, during which period the Borrower may borrow, prepay and reborrow in accordance with the provisions hereof, provided that immediately after making each Revolving Loan and after giving effect to all Revolving Loans and Swing Line Loans repaid, and all reimbursements of Letters of Credit made, concurrently with the making of any Revolving Loans, (a) such Lender's Revolving Credit Exposure would not exceed such Lender's Revolving Commitment Amount, and (b) the Aggregate Revolving Credit Exposure would not exceed the Aggregate Revolving Commitment Amount. The principal amount of each Lender's Revolving Loan made on a Credit Date shall be an amount equal to its Commitment Percentage of all Revolving Loans made on such date. Subject to the provisions of Sections 2.5 and 3.3, Revolving Loans may be made as (i) one or more ABR Advances, (ii) one or more Eurodollar Advances, or (iii) any combination thereof.

   2.2      Revolving Notes
            ---------------

            The Revolving Loans made by each Lender shall be evidenced by a promissory note of the Borrower, substantially in the form of Exhibit B-1 (each, as indorsed or modified from time to time, a "REVOLVING NOTE" and, collectively with the Revolving Note of each other Lender, the "REVOLVING NOTES"), payable to the order of such Lender, dated the Effective Date, and in the maximum stated principal amount equal to such Lender's Revolving Commitment Amount.

   2.3      Swing Line Loans
            ----------------

            Subject to the terms and conditions hereof, the Swing Line Lender agrees to make loans (each a "SWING LINE LOAN" and, collectively with each other Swing Line Loan, the "SWING LINE LOANS") to the Borrower from time to time during the Commitment Period, during which period the Borrower may borrow, prepay and reborrow in accordance with the provisions hereof, provided that immediately after making each Swing Line Loan, (a) the aggregate unpaid balance of the Swing Line Loans would not exceed $3,000,000, and (b) the Aggregate Revolving Credit Exposure would not exceed the Aggregate Revolving Commitment Amount. Swing Line Loans may be made only as one or more ABR Advances.

   2.4      Swing Line Note
            ---------------

            The Swing Line Loans shall be evidenced by a promissory note of the Borrower, substantially in the form of Exhibit B-2 (as indorsed or modified from time to time, the "SWING LINE NOTE"), payable to the order of the Swing Line Lender, dated the Effective Date, and in the maximum stated principal amount equal to $3,000,000.

   2.5      Notice of Borrowing
            -------------------

            The Borrower agrees to notify the Agent (and, with respect to a Swing Line Loan, the Swing Line Lender), which notification shall be by facsimile and shall be irrevocable, no later than (a) 11:30 A.M. on the same Domestic Business Day, in the case of an ABR Advance (other than a Swing Line
Loan), (b) 3:00 P.M. on the same Domestic Business Day, in the case of a Swing Line Loan, and (c) 3:00 P.M. at least three Eurodollar Business Days prior to each date, in the case of a Eurodollar Advance, in each such case, that it intends to borrow a Loan under this Agreement, specifying (1) the aggregate amount requested to be borrowed under the Aggregate Commitments, (2) the proposed Credit Date, (3) except for Swing Line Loans, which may be made only as ABR Advances, whether the borrowing is to be of one or more ABR Advances, one or more Eurodollar Advances, or a combination thereof and the amount of each thereof, and (4) the Interest Period for each Eurodollar Advance, which notice shall be promptly confirmed by delivery to the Agent (and, with respect to a Swing Line Loan, the Swing Line Lender) of a Borrowing Request. The Agent shall promptly notify each Lender (by telephone or otherwise, such notice to be confirmed by facsimile or other writing) of such borrowing request. Subject to its receipt of each such notice from the Agent and subject to the terms and conditions hereof, (A) each Lender shall make immediately available funds available to the Agent at the address therefor set forth in Section 11.2 not later than (I) 2:00 P.M., in the case of an ABR Advance (other than a Swing Line Loan), and (II) 12:00 Noon, in the case of a Eurodollar Advance, in each case on each Credit Date in an amount equal to such Lender's Commitment Percentage of the Loans (other than the Swing Line Loans) requested by the Borrower on such Credit Date, and (B) the Swing Line Lender shall make immediately available funds available to the Borrower not later than 5:00 P.M. on each Credit Date in an amount equal to the Swing Line Loan requested by the Borrower on such Credit Date, provided, however, that (i) each Eurodollar Advance to be made on a Credit Date, when aggregated with all amounts to be converted to a Eurodollar Advance on such date and having the same Interest Period as such first Eurodollar Advance, shall equal no less than $5,000,000 or an integral multiple of $250,000 in excess thereof, (ii) each ABR Advance (other than a Swing Line Loan) made on each Credit Date shall equal no less than (x) $1,000,000 or an integral multiple of $250,000 in excess thereof or
(y) the excess of the Aggregate Revolving Commitment Amount over the Aggregate Revolving Credit Exposure, and (iii) each Swing Line Loan made on each Credit Date shall equal no less than $100,000 or an integral multiple of $50,000 in excess thereof.

   2.6      Extension of Commitment Period
            ------------------------------

            (a) Provided that no Default or Event of Default shall exist, the Borrower may request, on any one date that is not less than 60 days prior to the then current Commitment Termination Date, that the Commitment Termination Date be extended for an additional 365 days by giving written notice thereof (each an "EXTENSION REQUEST") to the Agent and, upon receipt of such notice, the Agent shall promptly notify each Lender thereof. Each Lender shall endeavor to respond to the Extension Request, if any, within 30 days of its receipt of notice thereof, provided that each Lender which shall have failed so to respond by such time shall be deemed not to have consented thereto. The Agent shall promptly notify the Borrower as to the name of each Lender which, in accordance with this Section 2.6, consented to such extension. In the event that Lenders having Revolving Commitment Amounts equal to or more than 66-2/3% of the Aggregate Revolving Commitment Amount shall not have consented, in accordance with this Section 2.6, to such extension, the then current Commitment Termination Date shall not be extended and shall remain in full force and effect. In the event that all Lenders shall have so consented, the then existing Commitment Termination Date shall be extended to the day which is 365 days after such date (or, if such date is not a Domestic Business Day, the Domestic Business Day immediately preceding such day).

            (b) Notwithstanding any provision of Section 2.6(a) to the contrary, in the event Lenders having Revolving Commitment Amounts equal to or more than 66-2/3% of the Aggregate Revolving Commitment Amount consent to an extension of the Commitment Termination Date pursuant to Section 2.6(a) (the "CONTINUING LENDERS"), the Borrower shall have the right, provided no Default or Event of Default shall have occurred and be continuing, to replace or remove any Lender that did not so consent (each a "NON-EXTENDING LENDER") by giving the Agent notice of its intention to replace or remove any Non-Extending Lender no later than 3 Domestic Business Days after the Borrower's receipt of the names of the Continuing Lenders from the Agent pursuant to Section 2.6(a). On or prior to the then current Commitment Termination Date, the Borrower shall, with respect to each Non-Extending Lender, either (i) reduce the Aggregate Revolving Commitment Amount to an amount equal to the aggregate Revolving Commitment Amounts of the Continuing Lenders and pay to the Agent for the account of each such Non-Extending Lender all principal and interest and other amounts owing to such Non-Extending Lender under the Loan Documents (in which case the Commitment of such Non-Extending Lender shall automatically terminate), or (ii) replace such Non-Extending Lender. In the event of a replacement of a Non-Extending Lender, such Non-Extending Lender agrees to assign its rights and obligations under the Loan Documents to a bank selected by the Borrower with the consent of the Agent (which consent shall not be unreasonably withheld) immediately upon payment by or on behalf of such bank to such Non- Extending Lender of such Non-Extending Lender's Commitment Percentage of all outstanding Loans and accrued interest, fees and other sums payable under the Loan Documents and to otherwise effect such assignment in accordance with the terms of Section 11.7(c). In the event that the Borrower shall have elected to replace or remove a Lender pursuant to this Section 2.6(b), then on the date, if any, upon which all of the Borrower's obligations under this
Section 2.6(b) shall have been satisfied, if any, the then existing Commitment Termination Date shall be extended to the day which is 365 days after such date (or, if such date is not a Domestic Business Day, the Domestic

Business Day immediately preceding such day), provided, however, that if the Borrower shall not have satisfied such obligations on or prior to the then existing Commitment Termination Date, such Commitment Termination Date shall not be extended.

   2.7      Termination or Reduction of Revolving Commitments
            -------------------------------------------------

            At the Borrower's option, (i) the Borrower may terminate the Revolving Commitments at any time, or (ii) the Borrower may permanently reduce the Aggregate Revolving Commitment Amount in part at any time and from time to time, provided in each case, however, that (A) the Borrower shall have given at least three Domestic Business Days' prior irrevocable written notice to the Agent, (B) the Borrower shall have prepaid the accrued Commitment Fee on the amount of such reduction through the date thereof, (C) immediately after giving effect thereto, the Aggregate Revolving Credit Exposure shall not exceed the Aggregate Revolving Commitment Amount, and (D) with regard to partial reductions, each such partial reduction shall be in an amount equal to at least $10,000,000, or an integral multiple of $1,000,000 in excess thereof. Each reduction of the Aggregate Revolving Commitment Amount shall be made by reducing each Lender's Revolving Commitment Amount by a sum equal to each such Lender's Commitment Percentage of the amount of such reduction.

   2.8      Repayment and Participation of the Swing Line Loans
            ---------------------------------------------------

            (a) The Borrower shall repay the outstanding principal amount of each Swing Line Loan by the seventh day following the Credit Date of such Swing Line Loan. A Swing Line Loan may be repaid from the proceeds of Revolving Loans made after the Credit Date of such Swing Line Loan, provided that the conditions precedent to the making of such Revolving Loans as set forth in Section 6 have been satisfied. Upon the occurrence of an Event of Default (each, a "SWING LINE PARTICIPATION EVENT"), each Lender shall purchase unconditionally, irrevocably, and severally (and not jointly) from the Swing Line Lender a participation in the outstanding Swing Line Loans in an amount equal to the product of its Commitment Percentage and the outstanding amount of the Swing Line Loans (the "SWING LINE PARTICIPATION AMOUNT"). Each Lender shall also be liable for an amount equal to the product of its Commitment Percentage and any amounts paid by the Borrower pursuant to this Section 2.8(a) that are subsequently rescinded or avoided, or must otherwise be restored or returned. Such liabilities shall be unconditional and without regard to the occurrence of any Default or Event of Default or the compliance by the Borrower with any of its obligations under the Loan Documents.

                      (b) Upon receipt of notice of an Event of Default, each Lender shall make available to the Agent for the account of the Swing Line Lender its Swing Line Participation Amount at the office of the Agent specified in Section 11.2, in lawful money of the United States and in immediately available funds, before 4:00 P.M. on the day such notice was given by the Agent, if such notice was given by the Agent at or prior to 12:00 Noon on such day, and before 12:00 Noon on the next Domestic Business Day, if such notice was given by the Agent after 12:00 Noon on such day.
   The Agent shall deliver the payments made by each Lender pursuant to the immediately preceding sentence to the Swing Line Lender promptly upon receipt thereof in like funds as received. Each Lender shall indemnify and hold harmless the Agent and the Swing Line Lender from and against any and all losses, liabilities (including liabilities for penalties), actions, suits, judgments, demands, costs and expenses resulting from any failure on the part of such Lender to pay, or from any delay in paying the Agent any amount such Lender is required to pay in accordance with this Section 2.8 (except in respect of losses, liabilities or other obligations suffered by the Swing Line Lender resulting from the gross negligence or willful misconduct of the Swing Line Lender), and such Lender shall be required to pay interest to the Agent for the account of the Swing Line Lender from the date such amount was due until paid in full, on the unpaid portion thereof, at a rate of interest per annum equal to the Alternate Base Rate PLUS 2%, payable upon demand by the Swing Line Lender. The Agent shall distribute such interest payments to the Swing Line Lender upon receipt thereof in like funds as received.

            (c) Whenever the Agent is reimbursed by the Borrower, for the account of the Swing Line Lender, for any payment in connection with Swing Line Loans and such payment relates to an amount previously paid by a Lender pursuant to this Section 2.8, the Agent will pay over such payment to such Lender (i) before 4:00 P.M. on the day such payment from the Borrower is received, if such payment is received at or prior to 12:00 Noon on such day, or
(ii) before 12:00 Noon on the next succeeding Domestic Business Day, if such payment from the Borrower is received after 12:00 Noon on such day.

   2.9      Prepayments of the Loans
            ------------------------

            (a) VOLUNTARY PREPAYMENTS OF REVOLVING LOANS. The Borrower may, at its option, prepay Revolving Loans, in whole or in part, at any time and from time to time, (i) by notifying the Agent in writing no later than 1:00 P.M. at least three Eurodollar Business Days prior to the designated Eurodollar Business Day for such prepayment, in the case of a prepayment of a Eurodollar Advance, provided that such prepayment shall be made by no later than 12:00 Noon on the designated Eurodollar Business Day for such prepayment, or (ii) by notifying the Agent no later than 11:30 A.M. on the Domestic Business Day designated for such prepayment, in the case of a prepayment of an ABR Advance, provided that such prepayment shall be made by no later than 1:00 P.M. on the designated Domestic Business Day for such prepayment, in either case specifying (x) the amount to be prepaid, and (y) the date of such prepayment. Upon receipt of each such notice, the Agent shall promptly notify each Lender thereof. Each such notice given by the Borrower pursuant to this Section 2.9(a) shall be irrevocable. Each partial prepayment under this Section 2.9(a) shall be in a minimum amount of $1,000,000 or an integral multiple of $250,000 in excess thereof.

            (b) VOLUNTARY PREPAYMENTS OF SWING LINE LOANS. The Borrower may, at its option, prepay the Swing Line Loans, in whole or in part, at any time and from time to time, by notifying the Agent no later than 12:00 Noon in writing on the same Domestic Business Day, provided that such prepayment shall be made no later than 2:00 P.M. on such Domestic Business Day, specifying the amount to be prepaid. Each such notice given by the Borrower pursuant to this
Section 2.9(b) shall be irrevocable.  Each partial prepayment under this
Section 2.9(b) shall be in a minimum amount of $100,000 or an integral multiple of $50,000 in excess thereof.

            (c) MANDATORY PREPAYMENTS OF REVOLVING LOANS AND SWING LINE LOANS. Upon any termination of the Revolving Commitments, the Borrower shall prepay the outstanding principal balance of the Revolving Loans and the Swing Line Loans and deposit into the Cash Collateral Account an amount which would cause the balance on deposit in the Cash Collateral Account to equal or exceed the aggregate Letter of Credit Exposure of all Lenders. Upon each reduction of the Aggregate Revolving Commitment Amount, if the Aggregate Revolving Credit Exposure would exceed the Aggregate Revolving Commitment Amount as so reduced, the Borrower shall prepay the Revolving Loans, prepay the Swing Line Loans, make a deposit into the Cash Collateral Account, or any combination thereof, so that the Aggregate Revolving Commitment Amount, as so reduced, plus the balance on deposit in the Cash Collateral Account (but in no event greater than an amount equal to the Aggregate Letter of Credit Exposure) would equal or exceed the Aggregate Revolving Credit Exposure.

            (d) IN GENERAL. Simultaneously with each prepayment of a Loan, the Borrower shall prepay all accrued interest on the amount prepaid through the date of prepayment and any amounts due under Section 3.5.

   2.10     Letter of Credit Sub-facility
            -----------------------------

            (a) Subject to the terms and conditions of this Agreement and the payment by the Borrower to the Issuer of such fees as the Borrower and the Issuer have agreed, the Issuer agrees, in reliance on the agreement of the other Lenders set forth in Section 2.11, to issue from time to time standby and documentary letters of credit under and in accordance with this Agreement ("LETTERS OF CREDIT") during the Commitment Period for the account of the Borrower, provided that immediately after the issuance of each Letter of Credit
(i) the aggregate amount available to be drawn under all Letters of Credit (whether or not the conditions for drawing thereunder have or may be satisfied) would not exceed $10,000,000, and (ii) the Aggregate Revolving Credit Exposure would not exceed the Aggregate Revolving Commitment Amount. Each Letter of Credit shall have an expiration date which shall not exceed the earlier of (1) twelve months from the date of issuance thereof, or (2) the Domestic Business Day immediately preceding the Commitment Termination Date.

            (b) Each Letter of Credit shall be issued for the account of the Borrower in support of an obligation of the Borrower or any of the Domestic Subsidiaries in favor of a beneficiary who has requested the issuance of such Letter of Credit as a condition to a transaction entered into in connection with the Borrower's or such Domestic Subsidiary's business. The Borrower shall give the Agent a Letter of Credit Request for the issuance of each Letter of Credit by 12:00 Noon, five Domestic Business Days prior to the requested date of issuance. Such Letter of Credit Request shall be accompanied by the Issuer's standard Application and Agreement for Documentary and/or Standby Letters of Credit (each, a "REIMBURSEMENT AGREEMENT") executed by the Borrower, and shall specify (i) the beneficiary of such Letter of Credit and the obligations of the Borrower or such Domestic Subsidiary in respect of which such Letter of Credit is to be issued, (ii) the Borrower's proposal as to the conditions under which a drawing may be made under such Letter of Credit and the documentation to be required in respect thereof, (iii) the maximum amount to be available under such Letter of Credit, and (iv) the requested date of issuance. Upon receipt of such Letter of Credit Request from the Borrower, the Agent shall promptly notify the Issuer and each Lender thereof. The Issuer shall, on the proposed date of issuance and subject to the terms and conditions of the Loan Documents, issue the requested Letter of Credit, provided, however, that no Letter of Credit shall be issued if the Agent, the Issuer or any Lender, by notice to the Agent no later than 3:00 P.M. three Domestic Business Days prior to the requested date of issuance of such Letter of Credit, shall have determined that any condition set forth in Section 5 or 6 shall have not been satisfied. Each Letter of

Credit shall be in form and substance reasonably satisfactory to the Issuer and the Borrower, with such provisions with respect to the conditions under which a drawing may be made thereunder and the documentation required in respect of such drawing as the Issuer shall reasonably require.

            (c) Upon each payment by the Issuer of a draft drawn under a Letter of Credit, the Borrower shall reimburse the Issuer for the amount thereof upon demand therefor by the Issuer. If all or any portion of any reimbursement obligation in respect of a Letter of Credit shall not be paid when due (whether upon demand, by acceleration or otherwise), such overdue amount shall bear interest, payable upon demand by the Issuer, at a rate per annum equal to the Alternate Base Rate PLUS 2%, from the date of such nonpayment until paid in full (whether before or after the entry of a judgment thereon).

            (d) Notwithstanding anything to the contrary contained herein or in any Reimbursement Agreement, to the extent that the terms of this Agreement shall be inconsistent with the terms of such Reimbursement Agreement, the terms of this Agreement shall govern.

   2.11     Letter of Credit Participation
            ------------------------------

            (a) Each Lender hereby unconditionally and irrevocably, severally (and not jointly) takes an undivided participating interest in the obligations of the Issuer under and in connection with each Letter of Credit in an amount equal to such Lender's Commitment Percentage of the amount of such Letter of Credit. Each Lender shall be liable to the Issuer for its Commitment Percentage of the unreimbursed amount of each draft drawn and honored under each Letter of Credit. Each Lender shall also be liable for an amount equal to the product of its Commitment Percentage and any amounts paid by the Borrower pursuant to Sections 2.10(c) and 2.12 that are subsequently rescinded or avoided, or must otherwise be restored or returned. Such liabilities shall be unconditional and without regard to the occurrence of any Default or Event of Default or the compliance by the Borrower with any of its obligations under the Loan Documents.

            (b) The Issuer shall promptly notify the Agent, and the Agent will promptly notify each Lender (which notice shall be promptly confirmed in writing), of the date and the amount of each draft paid under each Letter of Credit with respect to which full reimbursement shall not have been made by the Borrower as provided in Section 2.10(c), and forthwith upon receipt of such notice, such Lender shall make available to the Agent for the account of the Issuer its Commitment Percentage of the amount of such unreimbursed draft at the office of the Agent specified in Section 11.2, in lawful money of the United

States and in immediately available funds, before 4:00 P.M., on the day such notice was given by the Agent, if such notice was given by the Agent at or prior to 12:00 Noon on such day, and before 12:00 Noon, on the next Domestic Business Day, if such notice was given by the Agent after 12:00 Noon on such day. The Agent shall deliver the payments made by each Lender pursuant to the immediately preceding sentence to the Issuer promptly upon receipt thereof in like funds as received. Each Lender shall indemnify and hold harmless the Agent and the Issuer from and against any and all losses, liabilities (including liabilities for penalties), actions, suits, judgments, demands, costs and expenses (including reasonable attorneys' fees and expenses payable to the Issuer as the issuer of the relevant Letter of Credit) resulting from any failure on the part of such Lender to pay, or from any delay in paying the Agent any amount such Lender is required to pay in accordance with this Section 2.11(b), except in respect of losses, liabilities or other obligations suffered by the Issuer resulting from the gross negligence or willful misconduct of the Issuer, and such Lender shall be required to pay interest to the Agent for the account of the Issuer from the date such amount was due until paid in full, on the unpaid portion thereof, at a rate of interest per annum equal to the Alternate Base Rate PLUS 2%, payable upon demand by the Issuer. The Agent shall distribute such interest payments to the Issuer upon receipt thereof in like funds as received.

            (c) Whenever the Agent is reimbursed by the Borrower for the account of the Issuer for any payment under a Letter of Credit and such payment relates to an amount previously paid by a Lender in respect of its Commitment Percentage of the amount of such payment under such Letter of Credit, the Agent will pay over such payment to such Lender (i) before 4:00 P.M. on the day such payment from the Borrower is received, if such payment is received at or prior to 1:00 P.M. on such day, or (ii) before 12:00 Noon on the next succeeding Domestic Business Day, if such payment from the Borrower is received after 1:00 P.M. on such day.

   2.12     Absolute Obligation with respect to Letter of Credit Payments
            -------------------------------------------------------------

            The Borrower's obligation to reimburse the Agent for the account of the Issuer in respect of a Letter of Credit for each payment under or in respect of such Letter of Credit shall be absolute and unconditional under any and all circumstances and irrespective of any set-off, counterclaim or defense to payment which the Borrower may have or have had against the beneficiary of such Letter of Credit, the Agent, the Issuer, any Lender or any other Person, including any defense based on the failure of any drawing to conform to the terms of such Letter of Credit, any drawing document proving to be forged, fraudulent or invalid, or the legality, validity, regularity or enforceability of such Letter of Credit, provided, however, that the Borrower shall not be obligated to reimburse the Agent for the account of the Issuer for any wrongful payment under such Letter of Credit.

   2.13     Cash Collateral Account
            -----------------------

            At the time, or at any time before, the Borrower shall be required to, or shall elect to, make a deposit into the Cash Collateral Account, the Agent shall establish and maintain at its offices at One Wall Street, New York, New York in the name of the Borrower but under the sole dominion and control of the Agent, a cash collateral account designated as "Telxon Cash Collateral Account" (the "CASH COLLATERAL ACCOUNT"). The Borrower may from time to time make one or more deposits into the Cash Collateral Account. The Borrower hereby pledges to the Agent for its benefit, the benefit of the Issuer and the pro rata benefit of the Lenders, a Lien on and security interest in the Cash Collateral Account and all sums at any time and from time to time on deposit therein (the Cash Collateral Account, together with all sums on deposit therein being sometimes hereinafter collectively referred to as the "CASH COLLATERAL"), as collateral security for the prompt payment in full when due, whether at stated maturity, by acceleration or otherwise, of all the obligations of the Borrower under the Loan Documents (the "OBLIGATIONS"). The Borrower agrees that at any time and from time to time at its expense, it will promptly execute and deliver to the Agent any further instruments and documents, and take any further actions, that may be necessary or that the Agent may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Agent to exercise and enforce its rights and remedies hereunder with respect to any Cash Collateral. The Borrower agrees that it will not (a) sell or otherwise dispose of any of the Cash Collateral, or (b) create or permit to exist any Lien upon any of the Cash Collateral, except for the Lien created by this Agreement. The Borrower hereby authorizes the Agent, promptly after each drawing under each Letter of Credit, to apply any and all cash on deposit in the Cash Collateral Account towards the reimbursement of the Issuer for all sums paid in respect of such drawing and all other Obligations which shall then be due and owing.

   2.14     Use of Proceeds and Letters of Credit
            -------------------------------------

            The Borrower covenants and agrees that on and after the first Credit Date the Borrower shall use the proceeds of the Loans and cause Letters of Credit to be issued in connection with its general corporate purposes and the general corporate purposes of its Subsidiaries in a manner not inconsistent with the provisions of the Loan Documents. Notwithstanding anything to the contrary contained in any Loan Document, the Borrower further covenants and agrees that no part of the proceeds of any Loan will be used, directly or indirectly, for a purpose which violates any law, rule or regulation of any Governmental Authority, including the provisions of Regulations G, U or X of the Board of Governors of the Federal Reserve System, as amended.


3. PROCEEDS, PAYMENTS, CONVERSIONS, INTEREST, YIELD PROTECTION AND FEES
   --------------------------------------------------------------------

   3.1      Disbursement of the Proceeds of the Loans
            -----------------------------------------

            The Agent shall disburse the proceeds of the Loans (other than the Swing Line Loans) at its office designated in Section 11.2 by crediting to the general deposit account (maintained with the Agent) of the Borrower the funds received from each Lender. Unless the Agent shall have received prior notice from a Lender (by telephone or otherwise, but not "voice mail" or any similar service, such notice to be confirmed by facsimile or other writing) that such Lender will not make available to the Agent such Lender's Commitment Percentage of the Loans requested by the Borrower on a Credit Date, the Agent may assume that such Lender has made such amount available to the Agent on such Credit Date in accordance with this Section 3.1, provided that such Lender received notice of the proposed borrowing from the Agent, and the Agent may, in reliance upon such assumption, make available to the Borrower on such Credit Date a corresponding amount. If and to the extent such Lender shall not have so made such amount available to the Agent, such Lender and the Borrower severally agree to pay to the Agent, forthwith on demand, such corresponding amount (to the extent not previously paid by the other), together with interest thereon for each day from the date such amount is made available to the Borrower until the date such amount is paid to the Agent, at a rate per annum equal to, in the case of the Borrower, the applicable interest rate set forth in Section 3.4(a) and, in the case of such Lender, the Federal Funds Effective Rate for the first three Domestic Business Days after such funding was so made available by the Agent, and 1% plus the Federal Funds Effective Rate thereafter. Any such payment by the Borrower shall be without prejudice to its rights against such Lender. If such Lender shall pay to the Agent such corresponding amount, such amount so paid shall constitute such Lender's Loan as part of such Loans for purposes of this Agreement, which Loan shall be deemed to have been made by such Lender on the Credit Date applicable to such Loans.

   3.2      Payments
            --------

            (a) Each payment, including each prepayment, of principal and interest on the Loans, of the Commitment Fee, the Letter of Credit Fee and the Utilization Fee (collectively, together with all other fees to be paid to the Agent, the Issuer, the Swing Line Lender and the Lenders in connection with this Agreement, the "FEES"), and all other amounts payable by the Borrower under the Loan Documents shall be made by the Borrower to the Agent at its office set forth in Section 11.2 in funds immediately available in New York by 1:00 P.M. on the due date for such payment. The failure of the Borrower to make any such payment by such time shall not constitute a default hereunder if such payment is made on such due date, but any such payment made after 1:00 P.M. on such due date shall be deemed to have been made on the next Domestic Business Day or Eurodollar Business Day, as the case may be, for the purpose of calculating interest on amounts outstanding on the applicable Loans. Promptly upon receipt thereof by the Agent, each payment of principal and interest on the Loans shall be remitted by the Agent in like funds as received to each Lender pro rata according to its pro rata share of the Loans being paid. Promptly upon receipt thereof by the Agent, each payment of the Commitment Fee, the Utilization Fee and the Letter of Credit Fee shall be remitted by the Agent in like funds as received to each Lender pro rata according to such Lender's Revolving Commitment Amount.

            (b) If any payment hereunder or under the Loans shall be due and payable on a day which is not a Domestic Business Day or Eurodollar Business Day, as the case may be, the due date thereof (except as otherwise provided in the definition of Interest Period) shall be extended to the next Domestic Business Day or Eurodollar Business Day, as the case may be, and interest shall be payable at the applicable rate specified herein during such extension.

   3.3      Conversions; Other Matters
            --------------------------

            (a) The Borrower may elect at any time and from time to time to convert one or more Eurodollar Advances to an ABR Advance by giving the Agent irrevocable notice of such election prior to 11:30 A.M. on the same Domestic Business Day as that designated for conversion, specifying the amount to be so converted, provided, that any such conversion shall only be made on the last day of the Interest Period applicable to each such Eurodollar Advance. In addition, the Borrower may elect from time to time to convert an ABR Advance to any one or more new Eurodollar Advances or to convert any one or more existing

Eurodollar Advances to any one or more new Eurodollar Advances by giving the Agent irrevocable notice of such election by no later than 3:00 P.M. three Eurodollar Business Days prior thereto, specifying the amount to be so converted and the initial Interest Period relating thereto, provided that (i) any such conversion of an ABR Advance to a Eurodollar Advance shall only be made on a Eurodollar Business Day, and (ii) any such conversion of an existing Eurodollar Advance shall only be made on the last day of the Interest Period applicable thereto. The Agent shall promptly provide the Lenders with notice of each such election. Loans may be converted pursuant to this Section 3.3 in whole or in part, provided that the amount to be converted to each Eurodollar Advance, when aggregated with any Eurodollar Advance to be made on such date and having the same Interest Period as such first Eurodollar Advance, shall equal no less than $5,000,000 or an integral multiple of $250,000 in excess thereof.

            (b) Notwithstanding anything in this Agreement to the contrary, upon the occurrence and during the continuance of a Default or an Event of Default, the Borrower shall have no right to elect to convert any existing ABR Advance to a new Eurodollar Advance or to convert any existing Eurodollar Advance to a new Eurodollar Advance. In such event, any such ABR Advance shall be automatically continued as an ABR Advance or any such Eurodollar Advance shall be automatically converted to an ABR Advance on the last day of the Interest Period applicable to such Eurodollar Advance.

            (c) Each such conversion shall be effected by each Lender by applying the proceeds of the new ABR Advance or Eurodollar Advance, as the case may be, to the existing Advance (or portion thereof) being converted (it being understood that such conversion shall not constitute a borrowing for purposes of Sections 4, 5 or 6).

            (d)     Notwithstanding any other provision of any other Loan
Document:

                    (i) If the Borrower shall have failed to elect a Eurodollar Advance under Section 2.5 or 3.3, as the case may be, in connection with any borrowing of new Loans or expiration of an Interest Period with respect to any existing Eurodollar Advance, the amount of the Loans subject to such borrowing or such existing Eurodollar Advance shall thereafter be an ABR Advance until such time, if any, as the Borrower shall elect a new Eurodollar Advance pursuant to this Section 3.3,

                    (ii) The Borrower shall not be permitted to select any type of Advances other than ABR Advances in respect of the Swing Line Loans, and

        (iii) The Borrower shall not be permitted to have more than 8 Eurodollar Advances outstanding at any one time.

   3.4      Interest Rates and Payment Dates
            --------------------------------

            (a) PRIOR TO MATURITY. Except as otherwise provided in Section 3.4(b) and Section 3.4(c), the Advances shall bear interest on the unpaid principal balance thereof at the applicable interest rate or rates per annum set forth below:

            ADVANCES                    RATE
            --------                    ----
            Each ABR Advance            Alternate Base Rate PLUS
                                        the Applicable Margin.

            Each Eurodollar Advance     Eurodollar Rate applicable
                                        thereto PLUS the Applicable Margin.

            (b) DEFAULT RATE. Upon the occurrence and during the continuance of any Event of Default, the unpaid principal balance of each Loan shall bear interest at a rate per annum equal to 2% plus the rate which would otherwise be applicable pursuant to Section 3.4(a) (the "DEFAULT RATE"). Interest accrued at the Default Rate shall be payable on demand.

            (c) HIGHEST LAWFUL RATE. Notwithstanding anything to the contrary contained in this Agreement, at no time shall the interest rate payable on the Loans, together with the Fees and other amounts payable hereunder to the extent the same constitute or are deemed to constitute interest, exceed the Highest Lawful Rate. If in respect of any period during the term of this Agreement, any amount paid hereunder, to the extent the same shall (but for the provisions of this Section 3.4) constitute or be deemed to constitute interest, would exceed the maximum amount of interest permitted by the Highest Lawful Rate during such period (such amount being hereinafter referred to as an "UNQUALIFIED AMOUNT"), then (i) such Unqualified Amount shall be applied or shall be deemed to have been applied as a prepayment of the Loans, and (ii) if in any subsequent period during the term of this Agreement, all amounts payable hereunder in respect of such period which constitute or shall be deemed to constitute interest shall be less than the maximum amount of interest permitted by the Highest Lawful Rate during such period, then the Borrower shall pay to the Lender in respect of such period an amount (each a "COMPENSATORY INTEREST PAYMENT") equal to the lesser of (x) a sum which, when added to all such amounts, would equal the maximum amount of interest permitted by the Highest Lawful Rate during such period, and (y) an amount equal to the aggregate sum of all Unqualified Amounts less all other Compensatory Interest Payments.

            (d) LATE PAYMENT RATE. Each payment of interest on any Loan, and each payment of any Fee or other payment payable under any Loan Document, not paid within three Domestic Business Days of the date when due and payable shall bear interest, to the extent permitted by law, payable on demand by the Agent at the Default Rate from the due date thereof until the date such payment is made.

            (e) IN GENERAL. Interest shall be payable in arrears on each Interest Payment Date and upon each payment (including each prepayment) of the Loans. Any change in the interest rate on the Loans resulting from a change in the Alternate Base Rate, any reserve requirement, or any deposit insurance assessment shall become effective as of the opening of business on the day on which such change shall become effective. The Agent shall, as soon as practicable, notify the Borrower and the Lenders of the effective date and the amount of any change in the BNY Rate, but any failure to so notify shall not in any manner affect the obligation of the Borrower to pay interest on the Loans in the amounts and on the dates set forth herein. Each determination by the Agent of the Alternate Base Rate and the Eurodollar Rate pursuant to this Agreement shall be conclusive and binding on the Borrower absent manifest error. The Borrower acknowledges that to the extent interest payable on the Loans is based on the Alternate Base Rate, such rate is only one of the bases for computing interest on loans made by the Lenders, and by basing interest payable on the ABR Advances on the Alternate Base Rate, the Lenders have not committed to charge, and the Borrower has not in any way bargained for, interest based on a lower or the lowest rate at which the Lenders may now or in the future make extensions of credit to other Persons. Interest on Eurodollar Advances and ABR Advances determined with reference to the Federal Funds Effective Rate shall be calculated on the basis of a 360 day year for the actual number of days elapsed. Interest on ABR Advances determined with reference to the BNY Rate shall be calculated on the basis of a 365/6 day year for the actual number of days elapsed.

   3.5      Indemnification for Loss
            ------------------------

            Notwithstanding anything contained herein to the contrary, if the Borrower shall fail to borrow or convert an Advance after it shall have given notice to do so in which it shall have requested a Eurodollar Advance pursuant to Section 2.5 or 3.3, as the case may be, or if a Eurodollar Advance shall be terminated for any reason prior to the last day of the Interest Period applicable thereto, or if any repayment or prepayment of the principal amount of a Eurodollar Advance is made for any reason on a date which is prior to the last day of the Interest Period applicable thereto, the Borrower agrees to indemnify each Lender against, and to pay on demand directly to such Lender the amount (calculated by such Lender using any method chosen by such Lender which is reasonable and customarily used by such Lender for such purpose) equal to any loss or reasonable expense suffered by such Lender to the extent resulting from such failure to borrow or convert, or such termination, repayment or prepayment, including any loss, cost or expense suffered by such Lender in liquidating or employing deposits acquired to fund or maintain the funding of such Eurodollar Advance, or redeploying funds prepaid or repaid, in amounts which correspond to such Eurodollar Advance.

   3.6      Reimbursement for Costs, Etc.
            -----------------------------

            (a) If at any time or from time to time there shall occur a Regulatory Change and the Issuer, the Swing Line Lender or any Lender shall have determined that such Regulatory Change (i) shall have had the effect of reducing (A) the rate of return on the Issuer's, the Swing Line Lender's or such Lender's capital or the capital of any Person directly or indirectly owning or controlling the Issuer, the Swing Line Lender or such Lender (each a "CONTROL PERSON"), or (B) the asset value (for capital purposes) to the Issuer, the Swing Line Lender or such Lender or such Control Person, as applicable, of the Reimbursement Obligations, any participation therein, or the Loans or any participation therein, in any case to a level below that which the Issuer, the Swing Line Lender or such Lender or such Control Person would have achieved but for such Regulatory Change (after taking into account the Issuer's, the Swing Line Lender's or such Lender's or such Control Person's policies regarding capital), (ii) imposes, modifies or deems applicable any reserve, asset, special deposit or special assessment requirements on deposits obtained in the interbank eurodollar market in connection with this Agreement, the Notes and the Reimbursement Agreements (excluding, with respect to any Eurodollar Advance, any such requirement which is included in the determination of the rate applicable thereto), (iii) subjects the Issuer, the Swing Line Lender or such Lender, as applicable, to any tax (documentary, stamp or otherwise) with respect to this Agreement, any Note, or any Reimbursement Agreement, or (iv) changes the basis of taxation of payments to the Issuer, the Swing Line Lender or such Lender, as applicable, of principal, interest or fees payable under this Agreement, any Note or any Reimbursement Agreement (except for any tax, or changes in the rate of tax on the Issuer's, the Swing Line Lender's or such Lender's net income imposed by the United States or any other jurisdiction) then, in each such case, within ten days after receipt by the Borrower of a certificate with respect thereto given in accordance with Section 3.9 by the Issuer, the Swing Line Lender or such Lender, as applicable, the Borrower shall pay to the Issuer, the Swing Line Lender, such Lender or such Control Person, as the case may be, such additional amount or amounts as shall be sufficient to compensate the Issuer, the Swing Line Lender, such Lender or such Control Person, as the case may be, for (1) any such reduction referred to in clause (a)(i) of this Section 3.6, and (2) any taxes, losses, costs or expenses (excluding general administrative and overhead costs) attributable to the Issuer's, such Lender's or such Control Person's compliance during the term hereof with such Regulatory Change.

            (b) The Issuer, the Swing Line Lender and each Lender agrees to provide the Borrower with notice of each Regulatory Change which would require the Borrower to make a payment to the Issuer or such Lender under this
Section 3.6 promptly upon the Issuer or such Lender obtaining actual knowledge thereof and determining that it intends to require the Borrower to make such payment.

            (c) Each of the Issuer, the Swing Line Lender and each Lender will, at the request of the Borrower, designate a different lending office if such designation (i) will avoid the need for, or minimize the amount of, any compensation to which the Issuer, the Swing Line Lender or such Lender, as the case may be, is entitled pursuant to this Section 3.6, and (ii) will not, in the sole judgment of the Issuer, the Swing Line Lender or such Lender, as the case may be, be otherwise disadvantageous to it.

   3.7      Illegality of Funding
            ---------------------

            Notwithstanding any other provision hereof, if after the date hereof any Lender shall reasonably determine that any law, regulation, treaty or directive, or any change therein or in the interpretation or application thereof, shall make it unlawful for such Lender to make or maintain any Eurodollar Advance as contemplated by this Agreement, (a) the commitment of such Lender to make Eurodollar Advances or convert ABR Advances to Eurodollar Advances shall forthwith be suspended, and (b) such Lender's Loans then outstanding as Eurodollar Advances, if any, shall be converted automatically to an ABR Advance on the last day of the then current Interest Period applicable thereto or at such earlier time as may be required. If the commitment of any Lender with respect to any Eurodollar Advances is suspended pursuant to this
Section 3.7 and such Lender shall notify the Agent and the Borrower that it is once again legal for such Lender to make or maintain Eurodollar Advances, such Lender's commitment to make or maintain Eurodollar Advances shall be reinstated.

   3.8      Option to Fund; Substituted Interest Rate
            -----------------------------------------

            (a) Each Lender has indicated that, if the Borrower requests a Eurodollar Advance, such Lender may wish to purchase one or more deposits in order to fund or maintain its funding of its Commitment Percentage of such Eurodollar Advance during the Interest Period with respect thereto; it being understood that the provisions of this Agreement relating to such funding are included only for the purpose of determining the rate of interest to be paid in respect of such Eurodollar Advance and any amounts owing under Sections 3.5 and
3.6. Each Lender shall be entitled to fund and maintain its funding of all or any part of each Eurodollar Advance in any manner it sees fit, but all such determinations hereunder shall be made as if each Lender had actually funded and maintained its Commitment Percentage of each Eurodollar Advance during the applicable Interest Period through the purchase of deposits in an amount equal to its Commitment Percentage of such Eurodollar Advance having a maturity corresponding to such Interest Period. Any Lender may fund its Commitment Percentage of each Eurodollar Advance from or for the account of any branch or office of such Lender as such Lender may choose from time to time.

            (b) In the event that (i) the Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that by reason of circumstances affecting the interbank eurodollar market either adequate and reasonable means do not exist for ascertaining the Eurodollar Rate applicable pursuant to Section 2.5 or Section 3.3, or (ii) Required Lenders shall have notified the Agent of their determination (which determination shall be conclusive and binding on the Borrower) that the applicable Eurodollar Rate will not adequately and fairly reflect the cost to the Lenders of maintaining or funding loans bearing interest based on such Eurodollar Rate with respect to any portion of the Loans that the Borrower has requested be made as a Eurodollar Advance or any Eurodollar Advance that will result from the requested conversion of any portion of the Loans into a Eurodollar Advance (each, an "AFFECTED ADVANCE"), the Agent shall promptly notify the Borrower and the Lenders (by telephone or otherwise, to be promptly confirmed in writing) of such determination on or, to the extent practicable, prior to the requested Credit Date or conversion date for such Affected Advance. If the Agent shall give such notice, (A) any Affected Advances shall be made as ABR Advances, (B) the Loans (or any portion thereof) that were to have been converted to Affected Advances shall be converted to or continued as ABR Advances, and (C) any outstanding Affected Advances shall be converted, on the last day of the then current Interest Period with respect thereto, to ABR Advances. The Agent shall withdraw any notice under clause (i) or (ii), as the case may be, of this
Section 3.8(b) by notice
to the Borrower promptly upon (x) in the case of clause (i), the Agent having determined that such circumstances affecting the relevant market no longer exist and that adequate and reasonable means do exist for determining the Eurodollar Rate pursuant to Section 2.5 or Section 3.3, or (y) the Agent having been notified by Required Lenders that circumstances no longer render the Loans (or any portion thereof) Affected Advances, and until such withdrawal of a notice under clause (i) or (ii), as the case may be, of this Section 3.8(b), no further Eurodollar Advances of the affected type shall be required to be made by the Lenders nor shall the Borrower have the right to convert all or any portion of the Loans to such type of Eurodollar Advances.

   3.9      Certificates of Payment and Reimbursement
            -----------------------------------------
            The Issuer, the Swing Line Lender and each Lender agrees, in connection with any request by it to the Borrower for payment or reimbursement pursuant to Section 3.5 or 3.6, to provide the Borrower with a certificate, signed by an officer of the Issuer, the Swing Line Lender or such Lender, setting forth a description in reasonable detail of the amount and nature of any such payment or reimbursement. The Issuer's and each Lender's, and the Swing Line Lender's, determination of such payment or reimbursement shall be conclusive absent manifest error.

   3.10     Taxes; Net Payments
            -------------------

            (a) All payments made by the Borrower to the Agent, any Lender, the Swing Line Lender and the Issuer under the Loan Documents shall be made free and clear of, and without reduction for or on account of, any taxes required by law to be withheld from any amounts payable under the Loan Documents excluding, in the case of the Agent, the Issuer, the Swing Line Lender and each Lender, net income and franchise taxes imposed (including, without limitation, branch taxes imposed by the United States or similar taxes imposed by a political subdivision or taxing authority thereof) on the Agent, the Issuer, the Swing Line Lender or such Lender, as the case may be, by the jurisdiction under the laws of which such Person is organized or any political subdivision or taxing authority thereof or therein, or by any jurisdiction in which such Person's lending office is located or any political subdivision or taxing authority thereof or therein (all such non-excluded taxes being hereinafter called "TAXES"). In the event that the Borrower is prohibited by law from making payments hereunder free of deductions or withholdings in respect of Taxes, then the Borrower shall pay such additional amounts to the Agent, for the benefit of the Issuer, the Swing Line Lender and the Lenders, as may be necessary in order that the actual amounts received by the Issuer, the Swing Line Lender and each Lender in respect of interest and any other amounts payable hereunder or under its Note after deduction or withholding (and after payment of any additional taxes or other charges due as a consequence of the payment of such additional amounts) shall equal the amount that would have been received if such deduction or withholding were not required. In the event that any such deduction or withholding with respect to Taxes can be reduced or nullified as a result of the application of any relevant double taxation convention, the Agent, the Issuer, the Swing Line Lender or the relevant Lender, as the case may be, will (unless it would be otherwise disadvantageous to it) cooperate with the Borrower (at the sole expense of the Borrower) in making application to the relevant taxing authorities seeking to obtain such reduction or nullification, provided, however, that the Agent, the Issuer, the Swing Line Lender and the Lenders shall have no obligation to engage in litigation with respect thereto. If the Borrower shall make any payments under this Section
3.10 or shall make any deductions or withholdings from amounts paid hereunder in accordance with this Section 3.10, the Borrower shall, as promptly as practicable thereafter, forward to the Agent original or certified copies of official receipts or other evidence acceptable to the Agent establishing such payment and the Agent in turn shall distribute copies of such receipts to each Lender. If payments to the Issuer, the Swing Line Lender or any Lender hereunder are or become subject to any withholding, the Issuer, the Swing Line Lender or such Lender shall (unless otherwise required by a Governmental Authority or as a result of any law, rule, regulation, order or similar directive applicable to the Issuer, the Swing Line Lender or such Lender) designate a different office or branch to which payments are to be made under the Loan Documents from that initially selected by the Issuer, the Swing Line Lender or such Lender, if such designation would avoid or mitigate such withholding and would not be otherwise disadvantageous to the Issuer, the Swing Line Lender or such Lender in any respect. In the event that the Issuer, the Swing Line Lender or any Lender shall have determined that it received a refund or credit for Taxes paid by the Borrower under this Section 3.10, the Issuer, the Swing Line Lender or such Lender shall promptly notify the Agent and the Borrower of such fact and shall remit to the Borrower the amount of such refund or credit applicable to the payments made by the Borrower in respect of the Issuer, the Swing Line Lender or such Lender under this Section 3.10.

            (b) Each Lender not incorporated under the laws of the United States or any State thereof shall deliver to the Borrower such certificates, documents, or other evidence as the Borrower may reasonably require from time to time as are necessary to establish that such Lender is not subject to withholding under Section 1441, 1442 or 3406 of the Code or as may be necessary to establish, under any law imposing upon the Borrower, hereafter, an obligation to withhold any portion of the payments made by the Borrower under the Loan Documents, that payments to the Agent on behalf of such Lender are not subject to withholding. Notwithstanding any provision herein to the contrary, the Borrower shall have no obligation to pay to the Issuer, the Swing Line Lender or any Lender any amount which the Borrower is liable to withhold due to the failure of the Issuer, the Swing Line Lender or such Lender to file any statement of exemption required by the Code.

   3.11     Commitment Fees
            ---------------

            The Borrower agrees to pay to the Agent for the pro rata account of the Lenders a fee (the "COMMITMENT FEE"), payable quarterly in arrears on the last day of each March, June, September and December of each year, commencing on the last day of the fiscal quarter in which the Effective Date shall have occurred, and on the Commitment Termination Date, at a rate per annum equal to the Applicable Margin, on the average daily excess of (a) the Aggregate Revolving Commitment Amount, over (b)(i) the aggregate outstanding principal balance of the Revolving Loans, PLUS (ii) the aggregate Letter of Credit Exposure, PLUS (iii) the aggregate outstanding principal balance of the Swing Line Loans. In addition, upon each reduction of the Aggregate Revolving Commitment Amount, the Borrower shall pay the Commitment Fee accrued on the amount of such reduction through the date of such reduction. The Commitment Fee shall be computed on the basis of a 360 day year for the actual number of days elapsed.

   3.12     Letter of Credit Fee
            --------------------

            The Borrower agrees to pay to the Agent, for the pro rata account of the Lenders, fees (each a "LETTER OF CREDIT FEE") with respect to each Letter of Credit for the period from and including the date of issuance thereof to and including the expiration date thereof, at a rate per annum equal to the Applicable Margin for Eurodollar Advances in effect on the date such Letter of Credit Fee becomes payable MULTIPLIED BY the average daily amount available to be drawn under such Letter of Credit. Each Letter of Credit Fee shall be (i) calculated on the basis of a 360 day year for the actual number of days elapsed, and (ii) payable quarterly in arrears on the last day of each March, June, September and December of each year, and on the expiration or cancellation of such Letter of Credit.

   3.13     Utilization Fee
            ---------------

            The Borrower agrees to pay to the Agent, for the pro rata account of the Lenders, a fee (the "UTILIZATION

FEE"), payable quarterly in arrears on the last day of each March, June, September and December of each year, commencing on the last day of the fiscal quarter of the Borrower in which the Effective Date shall have occurred, and on the Commitment Termination Date, at a rate per annum (calculated on the basis of a 360 day year for the actual number of days elapsed) equal to the Applicable Margin, on the average outstanding daily balance of the Eurodollar Advances for each day upon which the Aggregate Revolving Credit Exposure exceeds 50% of the Aggregate Revolving Commitment Amount.


4. REPRESENTATIONS AND WARRANTIES
   ------------------------------
   In order to induce the Agent to enter into this Agreement, to induce the Issuer to enter into this Agreement and to issue the Letters of Credit, to induce the Swing Line Lender to enter this Agreement and to make Swing Line Loans, and to induce the Lenders to enter into this Agreement, to participate in the Reimbursement Obligations and the Swing Line Loans and to make the Loans, the Borrower hereby makes the following representations and warranties to the Agent, the Issuer, the Swing Line Lender and the Lenders:

   4.1      Subsidiaries; Capital Stock
            ---------------------------

            As of the date of this Agreement, the Borrower has only the Subsidiaries set forth on, and the authorized, issued and outstanding capital stock of the Borrower and each such Subsidiary (or partnership or other interests, as the case may be) is as set forth on, Schedule 4.1. As of the date of this Agreement, the only Material Subsidiaries of the Borrower are indicated as such on Schedule 4.1. As of the date of this Agreement, except as set forth on Schedule 4.1, the shares of, or partnership or other interests in, each Subsidiary are owned beneficially and of record by the Borrower or another Subsidiary, are free and clear of all Liens except as permitted by Section 8.2, and are duly authorized, validly issued, fully paid and nonassessable. As of the date of this Agreement, except as set forth on Schedule 4.1, (a) neither the Borrower nor any Subsidiary has issued any securities convertible into, or options or warrants for, any common or preferred equity securities thereof, (b) there are no agreements, voting trusts or understandings binding upon the Borrower or any Subsidiary with respect to the voting securities of the Borrower or any Subsidiary or affecting in any manner the sale, pledge, assignment or other disposition thereof, including any right of first refusal, option, redemption, call or other right with respect thereto, whether similar or dissimilar to any of the foregoing, and (c) all of the outstanding capital stock of each Subsidiary is owned by the Borrower or another Subsidiary.

   4.2      Existence and Power
            -------------------

            Each of the Borrower and each of its Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation, has all requisite power and authority to own its Property and to carry on its business as now conducted, and is in good standing and authorized to do business in each jurisdiction in which the failure so to qualify could reasonably be expected to have a Material Adverse effect.

   4.3      Authority
            ---------

            Each of the Borrower and each of its Subsidiaries has full power and authority to own its Property, conduct its business, and enter into, execute, deliver and perform the terms of the Loan Documents to which it is a party, all of which have been duly authorized by all proper and necessary corporate, partnership or other action, as the case may be, and are in full compliance with its certificate of incorporation and by-laws or partnership agreement and/or other organic documents, as the case may be. No consent or approval of, notice to, filing with, or other action by, shareholders of the Borrower, any Governmental Authority or any other Person, which has not already been obtained, is required to authorize in respect of the Borrower or any of its Subsidiaries, or is required in connection with the execution, delivery and performance by the Borrower and each of its Subsidiaries of, the Loan Documents to which it is a party, or is required as a condition to the enforceability against the Borrower or such Subsidiary of the Loan Documents to which it is a party.

   4.4      Binding Agreement
            -----------------

            The Loan Documents constitute the valid and legally binding obligations of the Borrower and each of its Subsidiaries to the extent the Borrower or such Subsidiary, as the case may be, is a party thereto, enforceable in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by equitable principles relating to the availability of specific performance as a remedy.

   4.5      Litigation
            ----------

            Except as set forth on Schedule 4.5, there are no actions, suits, arbitration proceedings or claims (whether purportedly on behalf of the Borrower, any of its Subsidiaries or otherwise) pending or, to the knowledge of the Borrower, threatened against the Borrower or any of its Subsidiaries, or maintained by the Borrower or any of its Subsidiaries, or which may affect the Property of the Borrower or such Subsidiary, at law or in equity, before any Governmental Authority, which could reasonably be expected to have a Material Adverse effect. There are no proceedings pending or, to the knowledge of the Borrower, threatened against the Borrower or any of its Subsidiaries (a) which call into question the validity or enforceability of, or otherwise seek to invalidate any Loan Document, or (b) which might, individually or in the aggregate, materially and adversely affect any of the transactions contemplated by any Loan Document.

   4.6      No Conflicting Agreements
            -------------------------

            (a) Neither the Borrower nor any of its Subsidiaries is in default under any agreement to which it is a party or by which it or any of its Property is bound, unless the effect of such default could not reasonably be expected to have a Material Adverse effect.

            (b) No provision of any statute, rule, regulation, judgment, directive, decree or order, or any existing material mortgage, indenture, contract or agreement, in each case binding on the Borrower or any of its Subsidiaries or affecting the Property of the Borrower or any of its Subsidiaries conflicts with, or requires any consent which has not already been obtained under, or would in any way prohibit the execution, delivery or performance by the Borrower or any of its Subsidiaries of the terms of, any Loan Document. The execution, delivery or performance by the Borrower and each of its Subsidiaries of the terms of each Loan Document to which it is a party will not constitute a default under, or result in the creation or imposition of, or obligation to create, any Lien upon the Property of the Borrower or any of its Subsidiaries pursuant to the terms of any such mortgage, indenture, contract or agreement which defaults or Liens, individually or in the aggregate, would have or result in a Material Adverse effect.

   4.7      Taxes
            -----

            The Borrower and each of its Subsidiaries has filed or caused to be filed all tax returns, and has paid, or has made adequate provision for the payment of, all taxes shown to be due and payable on said returns or in any assessments made against them, the failure of which to file or pay could reasonably be expected to have a Material Adverse effect, and no tax Liens have been filed against the Borrower or any of its Subsidiaries and no claims are being asserted with respect to such taxes which are required by GAAP (as in effect on the Effective Date) to be reflected in the Financial Statements and are not so reflected therein. The charges, accruals and reserves on the books of the Borrower and each of its Subsidiaries with respect to all federal, state, local and other taxes are considered by the management of the Borrower to be adequate, and the Borrower knows of no unpaid assessment which is or might be due and payable against it or any of its Subsidiaries or any Property of the Borrower or any of its Subsidiaries, except such thereof as are being contested in good faith and by appropriate proceedings diligently conducted, and for which adequate reserves have been set aside in accordance with GAAP.

   4.8      Compliance with Applicable Laws; Filings
            ----------------------------------------

            Neither the Borrower nor any of its Subsidiaries is in default with respect to any judgment, order, writ, injunction, decree or decision of any Governmental Authority which default could reasonably be expected to have a Material Adverse effect. The Borrower and each of its Subsidiaries is complying with all applicable statutes, rules and regulations of all Governmental Authorities, a violation of which could reasonably be expected to have a Material Adverse effect. The Borrower and each of its Subsidiaries has filed or caused to be filed with all Governmental Authorities all reports, applications, documents, instruments and information required to be filed pursuant to all applicable laws, rules, regulations and requests which, if not so filed, could reasonably be expected to have a Material Adverse effect.

   4.9      Governmental Regulations
            ------------------------

            Neither the Borrower nor any of its Subsidiaries nor any corporation controlled by, controlling, or under common control with, the Borrower or any of its Subsidiaries, is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, or the Investment Company Act of 1940, in each case as amended, or is subject to any statute or regulation which regulates the incurrence of Indebtedness, including statutes or regulations relative to common or contract carriers or to the sale of electricity, gas, steam, water, telephone, telegraph or other public utility services.

   4.10     Property
            --------

            Each of the Borrower and each of its Material Subsidiaries has good and marketable title to, or a valid leasehold interest in, all of its real property, and is the owner of, or has a valid lease of, all personal property, in each case which is material to the Borrower or such Material Subsidiary, (except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted), subject to no Liens, except such Liens permitted by Section 8.2. All leases of material Property to each of the Borrower and each of its Material Subsidiaries are in full force and effect, the Borrower or such Material Subsidiary enjoys quiet and undisturbed possession under all leases of real property and neither the Borrower nor any of its Material Subsidiaries is in default beyond any applicable grace period of any material provision thereof. The foregoing representation is not intended to benefit any title insurer or other third party in respect of Property owned by the Borrower or any of its Material Subsidiaries by way of subrogation or otherwise.

   4.11     Federal Reserve Regulations; Use of Loan Proceeds
            -------------------------------------------------

            Neither the Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. After giving effect to the making of each Loan, Margin Stock will constitute less than 25% of the assets (as determined by any reasonable method) of the Borrower and its Subsidiaries. Anything in this Agreement to the contrary notwithstanding, no Lender shall be obligated to extend credit to the Borrower in violation of any limitation or prohibition provided by any applicable law, regulation or statute, including Regulation U of the Board of Governors of the Federal Reserve System.

   4.12     No Misrepresentation
            --------------------

            No representation or warranty contained in any Loan Document and no certificate, Financial Statement, annual audited or quarterly unaudited Consolidated financial statement furnished pursuant to Section 7.7(a) or 7.7(c), or written notice furnished or to be furnished by the Borrower or any Subsidiary pursuant to Section 7.7, contains or will contain, as of its date, a misstatement of material fact, or omits or will omit to state, as of its date, a material fact required to be stated in order to make the statements therein contained not misleading in the light of the circumstances under which made.

   4.13     Plans
            -----

            Each Employee Benefit Plan of the Borrower, each of its Domestic Subsidiaries and each ERISA Affiliate is in compliance with ERISA and the Code, where applicable, in all material respects. At the date hereof (a) the amount of all Unfunded Pension Liabilities under the Pension Plans, excluding any Pension Plan which is a Multiemployer Plan, does not exceed $0, (b) the amount of the aggregate Unrecognized Retiree Welfare Liability under all applicable Employee Benefit Plans does not exceed $0, and (c) the Borrower, its Domestic

Subsidiaries and its ERISA Affiliates have only the Employee Benefit Plans listed on Schedule 4.13. The Borrower, each of its Domestic Subsidiaries and each ERISA Affiliate have complied with the requirements of Section 515 of ERISA with respect to each Pension Plan which is a Multiemployer Plan. At the date hereof, the aggregate potential annual withdrawal liability payments, as determined in accordance with Title IV of ERISA, for which the Borrower, each of its Domestic Subsidiaries and each ERISA Affiliate would become obligated in the event of a complete or partial withdrawal from all Pension Plans which are Multiemployer Plans does not exceed $0. The Borrower, each of its Domestic Subsidiaries and each ERISA Affiliate has, as of the date hereof, made all contributions or payments to or under each such Pension Plan required by law or the terms of such Pension Plan or any contract or agreement. No material liability to the PBGC has been, or is expected by the Borrower, any of its Domestic Subsidiaries or any ERISA Affiliate to be, incurred by the Borrower, any of its Domestic Subsidiaries or any ERISA Affiliate. Liability, as referred to in this Section 4.13, includes any joint and several liability. Each Employee Benefit Plan which is a group health plan within the meaning of
Section 5000(b)(1) of the Code is in material compliance with the continuation of health care coverage requirements of Section 4980B of the Code.

   4.14     Environmental Matters
            ---------------------

            Except as set forth on Schedule 4.14, neither the Borrower nor any of its Subsidiaries (a) has received written notice or otherwise learned of any claim, demand, action, event, condition, report or investigation indicating or concerning any potential or actual liability which individually or in the aggregate could reasonably be expected to have a Material Adverse effect, arising in connection with (i) any non-compliance with or violation of the requirements of any applicable federal, state or local environmental health or safety statute or regulation, or (ii) the release or threatened release of any toxic or hazardous waste, substance or constituent, or other substance into the environment, (b) to the best knowledge of the Borrower, has any threatened or actual liability in connection with the release or threatened release of any toxic or hazardous waste, substance or constituent, or other substance into the environment which individually or in the aggregate could reasonably be expected to have a Material Adverse effect, (c) has received notice of any federal or state investigation evaluating whether any remedial action is needed to respond to a release or threatened release of any toxic or hazardous waste, substance or constituent or other substance into the environment for which the Borrower or any of its Subsidiaries is or would be liable, which liability would reasonably be expected to have a Material Adverse effect, or (d) has received notice that the Borrower or any of its Subsidiaries is or may be liable to any Person under the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C.
Section 9601 ET SEQ., or any analogous state law, which liability would reasonably be expected to have a Material Adverse effect. The Borrower and each of its Subsidiaries is in compliance with the financial responsibility requirements of federal and state environmental laws to the extent applicable, including those contained in 40 C.F.R., part 264, subpart H, and part 265, subpart H, and any analogous state law, except in those cases in which the failure so to comply would not reasonably be expected to have a Material Adverse effect.

   4.15     Financial Statements
            --------------------

            (a) The Borrower has heretofore delivered to the Lenders, the Issuer, the Swing Line Lender and the Agent copies of its (i) audited Consolidated Balance Sheet as of March 31, 1995, and the related Consolidated Statement of Income and Retained Earnings, and Consolidated Statement of Cash Flows, for the fiscal year then ended, and (ii) unaudited Consolidated Balance Sheet as of December 31, 1995, and the related Consolidated Statement of Income and Retained Earnings, and Consolidated Statement of Cash Flows, for the three fiscal quarters then ended (collectively, together with the related notes and schedules, the "FINANCIAL STATEMENTS"). The Financial Statements fairly present the Consolidated financial condition and results of the operations of the Borrower and its Subsidiaries as of the dates and for the periods indicated therein and have been prepared in conformity with GAAP as then in effect subject, in the case of interim Financial Statements, to normal year-end adjustments and to a lack of footnotes. Neither the Borrower nor any of its Subsidiaries has any obligation or liability of any kind (whether fixed, accrued, contingent, unmatured or otherwise) which, in accordance with GAAP as then in effect, should have been disclosed in the Financial Statements and was not. Except as set forth on Schedule 4.15, since March 31, 1995, there has been no Material Adverse change and the Borrower and its Subsidiaries have conducted their businesses only in the ordinary course.

            (b) The Borrower has heretofore delivered to the Lenders copies of its unaudited Consolidating Balance Sheet as of March 31, 1995, and the related Consolidating Statement of Income and Retained Earnings, and Consolidating Statement of Cash Flows, for the fiscal year then ended, and such financial statements fairly present the financial condition and results of the operations of the Borrower and each Subsidiary, taken separately, as of the dates and for the periods indicated therein.

   4.16     Franchises, Intellectual Property, Etc.
            ---------------------------------------

            The Borrower and each of its Subsidiaries possesses or has the right to use all franchises, Intellectual Property and licenses (including FCC Licenses) that are material and necessary for the conduct of its business, and to the knowledge of the Borrower and its Subsidiaries, such franchises, Intellectual Property or licenses do not infringe upon the valid rights of others in a manner that could reasonably be expected to have a Material Adverse effect. No event has occurred that permits or, to the best knowledge of the Borrower, after notice or the lapse of time or both, or any other condition, could reasonably be expected to permit, the revocation or termination of any rights to such franchises, Intellectual Property or licenses, which revocation or termination could reasonably be expected to have a Material Adverse effect.

   4.17     Labor Relations
            ---------------

            As of the Effective Date, neither the Borrower nor any of its Subsidiaries is a party to any collective bargaining agreement. To the best knowledge of the Borrower, no petition has been filed or proceedings instituted by any employee or group of employees with any labor relations board seeking recognition of a bargaining representative with respect to the Borrower or such Subsidiary. There are no material controversies pending between the Borrower or any of its Subsidiaries and any of their respective employees, which could reasonably be expected to have a Material Adverse effect.


5. CONDITIONS OF EXTENDING CREDIT ON THE FIRST CREDIT DATE
   -------------------------------------------------------

   In addition to the requirements set forth in Section 6, the obligation of each Lender to make one or more Loans, the obligation of the Swing Line Lender to make one or more Swing Line Loans and the obligation of the Issuer to issue one or more Letters of Credit, on the first Credit Date, is subject to the fulfillment of the following conditions on or prior to the first Credit Date:

   5.1      Evidence of Corporate and Other Action
            --------------------------------------

            On or prior to the Effective Date, the Agent shall have received a certificate, dated the Effective Date, of the Secretary or other analogous counterpart of each Loan Party (i) attaching a true and complete copy of the resolutions of its Board of Directors or other analogous managing body and of all documents evidencing all necessary corporate, partnership or similar action (in form and substance reasonably satisfactory to the Agent) taken by it to authorize the Loan Documents to which it is a party and the transactions contemplated thereby, (ii) attaching a true and complete copy of its organizational documents, (iii) setting forth the incumbency of the corporate officer(s) or other analogous counterparts thereof who may sign such Loan Documents, including therein a signature specimen of such corporate officer or counterpart, as the case may be, and (iv) attaching a certificate of good standing of the Secretary of State of the State of its formation and each other jurisdiction in which it is qualified to conduct business except, in the case of such other jurisdiction, when the failure to be in good standing in such jurisdiction would not have a Material Adverse effect.

   5.2      Notes
            -----

            On or prior to the Effective Date, the Borrower shall have delivered to the Agent (for delivery to each Lender or, in the case of the Swing Line Note, the Swing Line Lender) each of the Notes, as executed by the Borrower.

   5.3      Subsidiary Guaranty
            -------------------

            On or prior to the Effective Date, the Borrower shall have delivered or caused to be delivered to the Agent a guaranty, dated the Effective Date, executed by each of the parties listed on Schedule 5.3, and in the form of Exhibit D (as the same may be amended, supplemented or otherwise modified from time to time, the "SUBSIDIARY GUARANTY").

   5.4      Existing Indebtedness
            ---------------------

            The Existing Indebtedness shall have been completely discharged, all Liens, if any, securing the same shall have been terminated, all of the obligations of the financial institutions party to the BNYCC Agreements to extend credit thereunder shall have been terminated, and the Agent shall have received satisfactory evidence of all of the foregoing.

   5.5      Approvals
            ---------

            All approvals and consents of all Governmental Authorities, and all approvals and all consents of all other Persons, in each case which are required to be obtained in connection with the consummation of the transactions contemplated by the Loan Documents have been obtained, all required notices have been given, and all required waiting periods have expired, and the Agent shall have received evidence satisfactory to it of the foregoing.

   5.6      Litigation
            ----------

            There is no injunction, writ, preliminary restraining order or other order of any nature issued by any Governmental Authority in any respect affecting any Loan Document or any transaction contemplated by the Loan Documents, and no action or proceeding by or before any Governmental Authority shall have been commenced and be pending seeking to prevent or delay any of the foregoing or challenging any term or provision thereof or seeking any damages in connection therewith, and the Agent shall have received a certificate, dated the Effective Date, in all respects reasonably satisfactory to the Agent, of an executive officer of the Borrower to the foregoing effect.

   5.7      Insurance
            ---------

            On or prior to the Effective Date, the Agent shall have received a certificate of insurance with respect to all insurance required to be maintained under Section 7.3, in form and substance satisfactory to the Agent.

   5.8      Approval of Special Counsel
            ---------------------------

            All legal matters incident to the making of each Loan and/or the issuance of each Letter of Credit on the first Credit Date shall be reasonably satisfactory to Special Counsel and, on the Effective Date, the Agent shall have received from Special Counsel an opinion, dated the Effective Date, and in the form of Exhibit E.

   5.9      Opinion of Counsel
            ------------------

            On or prior to the Effective Date, the Agent shall have received an opinion of Goodman Weiss Miller Goldfarb, counsel to the Borrower and the Subsidiaries, dated the Effective Date and in the form of Exhibit F.

   5.10     Payment of Fees
            ---------------

            On or prior to the Effective Date, the Borrower shall have paid to the Issuer, the Swing Line Lender, the Agent and the Lenders all Fees and all expenses (including the reasonable fees and disbursements of Special Counsel) which it shall have agreed to pay, to the extent such Fees and expenses shall have become payable on or prior to the Effective Date.

   5.11     Other Documents
            ---------------

            The Agent shall have received such other documents (including financial statements and projections), each in form and substance reasonably satisfactory to the Agent, as the

Agent shall reasonably require in connection with the making of the first Loans or the issuance of the first Letter of Credit.


6. CONDITIONS OF EXTENDING CREDIT ON EACH CREDIT DATE
   --------------------------------------------------

   The obligation of each Lender to make each Revolving Loan, the obligation of the Swing Line Lender to make each Swing Line Loan and the obligation of the Issuer to issue each Letter of Credit is subject to the fulfillment of the following conditions precedent:

   6.1      Compliance
            ----------

            On each Credit Date, and after giving effect to the Loans to be made or the Letters of Credit to be issued on such Credit Date, (a) there shall exist no Default or Event of Default, and (b) the representations and warranties contained in this Agreement shall be true and correct with the same effect as though such representations and warranties had been made on such Credit Date.

   6.2      Closings
            --------

            All documents required by the provisions of this Agreement to have been executed or delivered by each Loan Party to the Agent, Issuer, Swing Line Lender or any Lender on or before the applicable Credit Date shall have been so executed or delivered on or before such Credit Date.

   6.3      Borrowing Request or Letter of Credit Request
            ---------------------------------------------

            The receipt by the Agent of a Borrowing Request, in the case of such Loan, or a Letter of Credit Request, in the case of such Letter of Credit, executed by the Borrower.


7. AFFIRMATIVE AND FINANCIAL COVENANTS
   -----------------------------------

   The Borrower covenants and agrees that on and after the Effective Date and until the later to occur of (a) the Commitment Termination Date, and (b) the payment in full of the Notes and the performance by the Borrower of all of its other obligations under the Loan Documents, the Borrower will:

   7.1      Legal Existence
            ---------------

            Except as may otherwise be permitted by Sections 8.3 and 8.4, maintain, and cause each Subsidiary to maintain, (a) in the case of the Borrower and each Material Subsidiary only, its corporate, partnership or other legal existence, as the case may be, and (b) its corporate, partnership or other legal existence in good standing in the jurisdiction of its incorporation or formation and in each other jurisdiction in which the failure so to do could reasonably be expected to have a Material Adverse effect.

   7.2      Taxes
            -----

            Pay and discharge when due, and cause each of its Material Subsidiaries so to do, all taxes, assessments, governmental charges, license fees (including with respect to FCC Licenses) and levies upon or with respect to the Borrower and such Material Subsidiary, and upon the income, profits and Property thereof unless, and only to the extent, that (a) such taxes, assessments, governmental charges, license fees and levies shall be contested in good faith and by appropriate proceedings diligently conducted by the Borrower or such Material Subsidiary, and (b) such reserve or other appropriate provision as shall be required by GAAP shall have been made therefor.

   7.3      Insurance
            ---------

            (a) Maintain, and cause each of its Material Subsidiaries to maintain, insurance with financially sound insurance carriers against at least such risks, and in at least such amounts, as are usually insured against by similar businesses, including, as appropriate, business interruption, public liability (bodily injury and property damage), fidelity, workers' compensation and property insurance, and which, in the case of such property insurance, shall be (A) in amounts sufficient to prevent the Borrower and each of its Material Subsidiaries from becoming a co-insurer and (B) "all risk" insurance; and file with the Agent at least once every 12 months a detailed list of such insurance then in effect, stating the names of the carriers thereof, the policy numbers, the insureds thereunder, the amounts of insurance, dates of expiration thereof, and the Property and risks covered thereby.

            (b) Neither the Borrower nor any or its Material Subsidiaries shall take out separate insurance concurrent in form or contributing in the event of loss with that required to be maintained pursuant to Section 7.3(a), except as set forth on Schedule 7.3, unless the Agent shall have approved the carrier and the form and content of the insurance policy.

   7.4      Performance of Obligations
            --------------------------

            Pay and discharge promptly when due, and cause each Subsidiary so to do, all lawful Indebtedness, obligations and claims for labor, materials and supplies or otherwise which, if unpaid, could reasonably be expected to (a) have a Material Adverse effect, or (b) become a Lien on the Property of the Borrower or any of its Subsidiaries, except those Liens permitted under Section 8.2, provided that neither the Borrower nor such Subsidiary shall be required to pay or discharge or cause to be paid or discharged any such Indebtedness, obligation or claim so long as (i) the validity thereof shall be contested in good faith and by appropriate proceedings diligently conducted by the Borrower or such Subsidiary, and (ii) such reserve or other appropriate provision as shall be required by GAAP shall have been made therefor.

   7.5      Condition of Property
            ---------------------

            Except for ordinary wear and tear, at all times maintain, protect and keep in good repair, working order and condition, all Property used in the operation of its business, and cause each Subsidiary so to do, except to the extent that the failure so to do would not, individually or in the aggregate, have a Material Adverse effect.

   7.6      Observance of Legal Requirements
            --------------------------------

            Observe and comply in all material respects, and cause each of its Subsidiaries so to do, with all laws, ordinances, orders, judgments, rules, regulations, certifications, franchises, permits, licenses (including FCC Licenses), directions and requirements of all Governmental Authorities, including, without limitation, ERISA and environmental laws, which now or at any time hereafter may be applicable to it or to such Subsidiary, a violation of which could reasonably be expected to have a Material Adverse effect.

   7.7      Financial Statements and Other Information
            ------------------------------------------

            Furnish to the Agent (who shall after the receipt thereof promptly furnish the same to each Lender to the extent the Borrower is not obligated so to do hereunder):

            (a) and to each Lender, as soon as available and, in any event, within 95 days after the close of each fiscal year, a copy of (i) the Borrower's Consolidated and Consolidating Balance Sheets as of the end of such fiscal year, and (ii) the related Consolidated and Consolidating Statements of Income and Retained Earnings, and Consolidated Statement of Cash Flows, as of and through the end of such fiscal year, setting forth in each case in comparative form the corresponding figures in respect of the previous fiscal year, all in reasonable detail and, in the case of such Consolidated financial statements, accompanied by a report of the Accountants, which report shall state that (A) the Accountants audited such Consolidated financial statements,
(B) such audit
was made in accordance with generally accepted auditing standards in effect at the time and provides a reasonable basis for their opinion, and (C) said Consolidated financial statements have been prepared in accordance with GAAP;

            (b) and to each Lender, simultaneously with the delivery of the annual audited statements required by Section 7.7(a), copies of a certificate of such Accountants stating that after making their examination necessary to provide the report therefor, they have no knowledge of any Default or Event of Default, except as specified in such certificate;

            (c) and to each Lender, as soon as available, and in any event within 50 days after the end of each of the first three fiscal quarters of each fiscal year, a copy of (i) the Balance Sheet, as of the end of such quarter, of the Borrower on a Consolidated basis, and (ii) the related Statements of Income and Retained Earnings, and Statements of Cash Flows, of the Borrower on a Consolidated basis for (x) such quarter, and (y) the period from the beginning of the then current fiscal year to the end of such quarter, in each case in comparative form with the prior fiscal year, all in reasonable detail and, in the case of such Consolidated financial statements, prepared in accordance with GAAP (without footnotes and subject to year-end adjustments);

            (d) and to each Lender, within 50 days after the end of each of the first three fiscal quarters, and within 95 days after the end of the last fiscal quarter, of each fiscal year, a Compliance Certificate, as of the end of such fiscal quarter, certified by the chief financial officer of the Borrower;

            (e) prompt written notice upon the Borrower's or any Subsidiary's obtaining knowledge that: (i) any Indebtedness (other than Indebtedness under the Loan Documents) of the Borrower or any of its Subsidiaries in an aggregate amount in excess of $100,000 shall have been declared or become due and payable prior to its stated maturity, or called and not paid when due, or (ii) the holders of any notes (other than the Notes), or other evidence of Indebtedness, certificates or securities evidencing any such Indebtedness, or any obligees with respect to any other Indebtedness of the Borrower or any of its Subsidiaries, have the right to declare Indebtedness in an aggregate amount in excess of $100,000 due and payable prior to its stated maturity;

            (f) prompt written notice of: (i) any citation, summons, subpoena, order to show cause or other order naming the Borrower or any of its Subsidiaries a party to any proceeding before any Governmental Authority which could reasonably be expected to have a Material Adverse effect, and include with such notice a copy of such citation, summons, subpoena, order to show cause or other order, (ii) any lapse or other termination of any license (including FCC Licenses), permit, franchise or other authorization issued to the Borrower or any of its Subsidiaries by any Governmental Authority, (iii) any refusal by any Governmental Authority to renew or extend any license (including FCC Licenses), permit, franchise or other authorization, and (iv) any dispute between the Borrower or any of its Subsidiaries and any Governmental Authority, which lapse, termination, refusal or dispute, referred to in clause (ii), (iii) or (iv) of this Section 7.7(f), could reasonably be expected to have a Material Adverse effect;

            (g) and to each Lender, promptly upon becoming available, copies of all regular, periodic or special reports, schedules, proxy statements, registration statements, 10-Ks, 10-Qs and 8-Ks which the Borrower or any of its Subsidiaries may now or hereafter be required to file with or deliver to any securities exchange or the Securities and Exchange Commission, or any other Governmental Authority succeeding to the functions thereof;

            (h) prompt written notice in the event that the Borrower or any of its Subsidiaries knows, or has reason to know, that (i) any Termination Event with respect to a Pension Plan has occurred or will occur, (ii) any condition exists with respect to a Pension Plan (other than a Multiemployer
Plan) which presents a material risk of termination of such Pension Plan by the PBGC (as evidenced by correspondence with the PBGC), imposition of an excise tax on the Borrower, any of its Subsidiaries or any ERISA Affiliate or the requirement that the Borrower, any of its Subsidiaries or any ERISA Affiliate provide security to any Pension Plan, (iii) the Borrower, any of its Subsidiaries or any ERISA Affiliate has applied for a waiver of the minimum funding standard under Section 412 of the Code with respect to a Pension Plan,
(iv) the aggregate amount of the Unfunded Pension Liabilities under all Pension Plans (other than Multiemployer Plans) has increased to an amount in excess of $250,000, (v) the aggregate amount of Unrecognized Retiree Welfare Liability under all applicable Employee Benefit Plans has increased to an amount in excess of $250,000, (vi) the Borrower, any of its Subsidiaries or any ERISA Affiliate has engaged in a Prohibited Transaction with respect to an Employee Benefit Plan, (vii) the imposition of a tax upon the Borrower or any of its Subsidiaries under Section 4980B(a) of the Code, or (viii) the assessment of a civil penalty under Section 502(c) of ERISA against the Borrower or any of its Subsidiaries, or (ix) any condition with respect to a

Multiemployer Plan exists which presents a risk of material liability to the Borrower or any of its Subsidiaries, provided, however, that notice shall only be required in the case of clauses (i) through (ix) of this Section 7.7(h) if such events, individually or in the aggregate, would reasonably be expected to have a Material Adverse effect, in each case together with a certificate of an executive officer of the Borrower setting forth the details of such event and the action which the Borrower, such Subsidiary or such ERISA Affiliate proposes to take with respect thereto, together with a copy of all notices and filings with respect thereto;

            (i) prompt written notice in the event that the Borrower, any of its Subsidiaries or any ERISA Affiliate shall receive a demand letter from the PBGC notifying the Borrower, such Subsidiary or such ERISA Affiliate of any final decision finding material liability under ERISA Sections 4062, 4063 or 4064 of the Borrower, any of its Subsidiaries or any ERISA Affiliate and the date by which such liability must be paid, together with a copy of such letter and a certificate of an executive officer of the Borrower setting forth the action which the Borrower, such Subsidiary or such ERISA Affiliate proposes to take with respect thereto;

            (j) promptly upon the same becoming available, and in any event by the date such amendment is adopted, a copy of any Pension Plan amendment that the Borrower, any of its Subsidiaries or any ERISA Affiliate proposes to adopt which would require the posting of security under Section 401(a)(29) of the Code, together with a certificate of an executive officer of the Borrower setting forth the reasons for the adoption of such amendment and the action which the Borrower, such Subsidiary or such ERISA Affiliate proposes to take with respect thereto;

            (k) as soon as possible and in any event by the 10th day after any required installment or other payment under Section 412 of the Code owed to a Pension Plan by the Borrower, any of its Subsidiaries or any ERISA Affiliate shall have become due and owing and remain unpaid a copy of the notice of failure to make required contributions provided to the PBGC by the Borrower, any of its Subsidiaries or any ERISA Affiliate under Section 412(n) of the Code, together with a certificate of an executive officer of the Borrower setting forth the action which the Borrower, such Subsidiary or such ERISA Affiliate proposes to take with respect thereto;

            (l) upon becoming aware thereof, prompt written notice of the occurrence of (i) each Default, (ii) each Event of Default, and (iii) each Material Adverse change; and

            (m) promptly upon request therefor, such other information and reports regarding the business, condition (financial or otherwise), Property or prospects of the Borrower and its Subsidiaries, as the Agent or any Lender at any time or from time to time may reasonably request.

   7.8      Inspection
            ----------

            At all reasonable times, upon reasonable prior notice, permit representatives of the Agent or any Lender to visit the offices of the Borrower or any of its Subsidiaries, to examine the books and records thereof and Accountants' reports relating thereto, and to make copies or extracts therefrom, to discuss the affairs of the Borrower or any of its Subsidiaries with the respective officers thereof, and to examine and inspect the Property of the Borrower or any of its Subsidiaries and to meet and discuss the affairs of the Borrower and each Subsidiary with the Accountants.

   7.9      Authorizations
            --------------

            Maintain and cause each of its Subsidiaries to maintain, in full force and effect, all copyrights, patents, trademarks, trade names, service marks, franchises, licenses (including FCC Licenses), permits, applications, reports, and other authorizations and rights, as are necessary for the conduct from time to time of their businesses, except to the extent the failure so to maintain such items, individually or in the aggregate, could not reasonably be expected to have a Material Adverse effect.

   7.10     Subsidiaries
            ------------

            (a) Except as set forth on Schedule 4.1 or as may otherwise be permitted by Sections 8.3 and 8.4, at all times maintain (directly or indirectly), beneficially and of record, 100% of the voting control of, and 100% of the equity in, each of its Material Subsidiaries.

            (b) Notwithstanding the exceptions set forth in Section 7.10(a), at all times maintain (directly or indirectly), beneficially and of record, 85% of the voting control of, and 85% of the equity in, each of its Material Subsidiaries other than those set forth on Schedule 7.14.

   7.11     Leverage Ratio
            --------------

            As of any date during each period set forth below, have a Leverage Ratio not greater than the ratio set forth below adjacent to such period:

            Period                     Ratio
            ------                     -----
   Effective Date through
   December 30, 1996                 3.75:1.00

   December 31, 1996 through
   June 29, 1997                     3.25:1.00

   June 30, 1997 and
   thereafter                        2.75:1.00


   7.12     Tangible Net Worth
            ------------------

            As of any date, maintain Tangible Net Worth of not less than the sum of (a) $106,000,000 PLUS (b) 25% of the positive Consolidated net income of the Borrower and its Subsidiaries for each completed fiscal quarter ending after December 31, 1995.

   7.13     Fixed Charge Coverage Ratio
            ---------------------------

            At each fiscal quarter end during each period set forth below, have a Fixed Charge Coverage Ratio greater than or equal to the ratio set forth adjacent to such period:

            Period                     Ratio
            ------                     -----
   Effective Date through
   December 30, 1996                 1.05:1.00

   December 31, 1996 and
   thereafter                        1.10:1.00

   7.14     Additional Subsidiaries
            -----------------------

            (a) (i) Within 50 days after the end of each fiscal quarter, cause each Person (other than an existing Guarantor or a Person listed on Schedule 7.14) which shall be both a Domestic Subsidiary and a Material Subsidiary as of such fiscal quarter end to become a party to the Subsidiary Guaranty in accordance with the terms thereof, (ii) within 50 days after the end of each fiscal quarter, beginning with the fiscal quarter ending March 31, 1997, cause each Person (other than an existing Guarantor) which shall be both a Domestic Subsidiary and a Material Subsidiary as of such fiscal quarter end to become a party to the Subsidiary Guaranty in accordance with the terms thereof, and
(iii) on or prior to each date hereafter upon which a Person shall be or have become both a Domestic Subsidiary and a Material Subsidiary pursuant to Section 8.5(s), cause such Person (other than an existing

Guarantor) to become a party to the Subsidiary Guaranty in accordance with the terms thereof, on and as of such date.

            (b) Cause each Subsidiary which shall have become a party to the Subsidiary Guaranty at any time after the first Credit Date to deliver to the Agent, simultaneously with the execution and delivery of the same, (i) a certificate, dated the date such Subsidiary shall have become a party to the Subsidiary Guaranty, executed by such Subsidiary and substantially in the form of, and with substantially the same attachments as, the certificate which would have been required under Section 5.1 if such Subsidiary had become a party to the Subsidiary Guaranty on or before the first Credit Date, and (ii) if requested by the Agent, an opinion of counsel to such Subsidiary covering the same matters with respect to such Subsidiary covered by the opinions delivered pursuant to Section 5.10, and otherwise in form and substance reasonably satisfactory to the Agent.


8. NEGATIVE COVENANTS
   ------------------

   The Borrower covenants and agrees that on and after the Effective Date and until the later to occur of (a) the Commitment Termination Date, and (b) the payment in full of the Notes and the performance by the Borrower of all of its other obligations under the Loan Documents, the Borrower shall not:

   8.1      Indebtedness
            ------------

            Create, incur, assume or suffer to exist any Indebtedness, or permit any Subsidiary so to do, except any one or more of the following types of Indebtedness: (a) Indebtedness under the Loan Documents, (b) the Existing Indebtedness, provided that such Indebtedness shall be repaid in full prior to or simultaneously with the making of the Loans on the first Credit Date, (c) Indebtedness of the Borrower and its Subsidiaries in respect of capitalized leases not in excess of $25,000,000 in the aggregate at any one time outstanding, (d) Domestic Intercompany Debt, (e) Other Intercompany Debt (without duplication of Indebtedness permitted by clauses (j), (k) and (l) of this Section 8.1) the aggregate outstanding principal balance of which, when aggregated with the cost of all Investments permitted pursuant to Section 8.5(r) (excluding Investments set forth on Schedule 8.5), shall not exceed $25,000,000, (f) trade credit (including letters of credit) of the Borrower or the Subsidiaries thereof incurred in the ordinary course of their business, (g) Jet Obligations not in excess of $2,000,000 at any one time outstanding, (h) Expansion Obligations not in excess of $25,000,000 at any one time outstanding,
(i) Contingent Obligations of the Borrower, provided, however, that such Indebtedness (excluding (1) other

Indebtedness permitted under this Section 8.1, and (2) Contingent Obligations in respect of trade credit of the Subsidiaries permitted under Section 8.1(f)) shall not exceed $25,000,000 at any one time outstanding, (j) indebtedness of the Borrower in an aggregate amount not in excess of $50,000,000 at any one time outstanding under unsecured short-term lines of credit, (k) Indebtedness set forth on Schedule 8.1, and (l) Foreign Intercompany Debt (without duplication of Indebtedness permitted by clause (e) of this Section 8.1) not in excess of $5,000,000 in the aggregate at any one time outstanding.

   8.2      Liens
            -----

            Create, incur, assume or suffer to exist any Lien against or on any Property now owned or hereafter acquired by the Borrower or any Subsidiary, or permit any Subsidiary so to do, except any one or more of the following types of Liens: (a) Liens in connection with workers' compensation, unemployment insurance or other social security obligations (which phrase shall not be construed to refer to ERISA or the minimum funding obligations under Section 412 of the Code), (b) Liens to secure the performance of bids, tenders, letters of credit, contracts (other than contracts for the payment of Indebtedness), leases, statutory obligations, surety, customs, appeal, performance and payment bonds and other obligations of like nature, in each such case arising in the ordinary course of business, (c) mechanics', workmen's, carriers', warehousemen's, materialmen's, landlords', or other like Liens arising in the ordinary course of business with respect to obligations which are not due or which are being contested in good faith and by appropriate proceedings diligently conducted, (d) Liens for taxes, assessments, fees or governmental charges or levies which are not delinquent or are being contested in good faith and by appropriate proceedings diligently conducted, and in respect of which adequate reserves shall have been established in accordance with GAAP on the books of the Borrower or such Subsidiary, (e) Liens of attachments, judgments or awards against the Borrower or any Subsidiary with respect to which an appeal or proceeding for review shall be pending or a stay of execution shall have been obtained, or which are otherwise being contested in good faith and by appropriate proceedings diligently conducted, and in respect of which adequate reserves shall have been established in accordance with GAAP on the books of the Borrower or such Subsidiary, (f) easements, rights of way, restrictions, leases of Property to others, easements for installations of public utilities, title imperfections and restrictions, zoning ordinances and other similar encumbrances affecting Property which in the aggregate do not have, or would not be reasonably expected to result in, a Material Adverse effect, (g) Liens on

Property of the Borrower or any Subsidiary existing on the Effective Date and set forth on Schedule 8.2, (h) Liens on Property hereafter acquired by the Borrower or its Subsidiaries and either existing on such Property when acquired, or created contemporaneously with such acquisition, to secure the payment or financing of the purchase price thereof, provided that such Liens attach only to the Property so acquired and provided further that the Indebtedness secured by such Liens is permitted by Section 8.1, (i) Liens in respect of capitalized leases permitted by Section 8.1, provided that such Liens attach only to the Property leased pursuant thereto, (j) statutory Liens in favor of lessors arising in connection with Property leased to the Borrower or any Subsidiary thereof, (k) Liens on Margin Stock to the extent that a prohibition on such Liens pursuant to this Section 8.2 would violate Regulation U of the Board of Governors of the Federal Reserve System, as amended, (l) Liens created under or in connection with the Existing Indebtedness, provided that such Liens shall be released simultaneously with the making of the Loans on the first Credit Date, (m) licenses granted by the Borrower and/or the Subsidiaries, in the ordinary course of business, to use Intellectual Property, proprietary information and any other intangible assets, and any related source code escrow arrangements, (n) Liens on the Jet securing the Jet Obligations, and (o) Liens securing the Expansion Obligations on the Borrower's manufacturing facility in Texas.

   8.3      Dispositions
            ------------

            Make any Disposition or permit any Subsidiary to do so, except any one or more of the following: (a) Dispositions of any Investments permitted under Sections 8.5(a) through and including 8.5(j) and Section 8.5(t), (b) Dispositions of Margin Stock to the extent that a prohibition on such Dispositions pursuant to this Section 8.3 would violate Regulation U of the Board of Governors of the Federal Reserve System, as amended, (c) Dispositions of the Texas PP&E, provided the same is leased back contemporaneously therewith, (d) Domestic Intercompany Dispositions, (e) Other Intercompany Dispositions, provided that the fair market value of the Property so sold, assigned, transferred or otherwise disposed of in connection with all such Other Intercompany Dispositions pursuant to this Section 8.3(e) shall not exceed $5,000,000 during the term of this Agreement, (f) Disposition of the Jet, provided the same is leased back contemporaneously therewith, (g) other Dispositions of Property having a fair market value which, when aggregated with the fair market value of all other Property sold, assigned, transferred or otherwise disposed of pursuant to this Section 8.3(g) would not exceed, in the aggregate, (1) $7,500,000 during any fiscal year, or (2) $25,000,000 during the term of this Agreement, and (h) Dispositions set forth on Schedule 8.3.

   8.4      Mergers and Acquisitions
            ------------------------

            Consolidate or merge into or with any Person, or make any Acquisition, or enter into any binding agreement to do any of the foregoing which is not contingent on obtaining the consent of the Required Lenders, or permit any Subsidiary so to do, except any one or more of the following: (a) any Subsidiary of the Borrower may merge into or be acquired by the Borrower, provided that the Borrower is the survivor thereof, and any Subsidiary of the Borrower may merge into or be acquired by another Subsidiary of the Borrower, in each case referred to in this clause (a) provided that immediately before and after giving effect thereto no Default or Event of Default shall or would exist, (b) Acquisitions by the Borrower or any Subsidiary thereof of Investments permitted by Section 8.5, (c) Domestic Intercompany Acquisitions,
(d) Other Intercompany Acquisitions (other than as permitted under clause (a) above), provided that the aggregate consideration paid in connection with all such Other Intercompany Acquisitions pursuant to this Section 8.4(d) shall not exceed $5,000,000 during the term of this Agreement, (e) Capital Expenditures, and (f) other Acquisitions by the Borrower, provided that (i) immediately before and after giving effect to each such Acquisition, no Default or Event of Default shall or would exist, (ii) immediately after giving effect to each such Acquisition, all of the representations and warranties contained in Section 4 shall be true and correct as if then made, and (iii) the aggregate consideration paid for all such Acquisitions shall not exceed $25,000,000.

   8.5      Investments
            -----------

            Any time hold, purchase, invest in or otherwise acquire any derivative product or any interest therein or any debt security or Stock of, or any other equity interest in, any Person, or make any loan or advance to, or enter into any arrangement for the purpose of providing funds or credit to, or make any other investment, whether by way of capital contribution or otherwise, in any Person (all of which are sometimes referred to herein as "INVESTMENTS"), or permit any Subsidiary so to do, except any one or more of the following
Investments: (a) Investments by the Borrower or any Subsidiary thereof in short-term direct obligations of the United States of America (and not the agencies or instrumentalities thereof), (b) Investments by the Borrower or any Subsidiary thereof in short-term debt securities of any issuer, provided that the principal thereof and interest thereon is unconditionally guaranteed by the United States of America (and not the agencies or instrumentalities thereof),
(c) Investments by the Borrower or any Subsidiary thereof in short-term certificates of deposit, in Dollars, of any Lender or any other depository institution chartered under the laws of the United

States of America or any State thereof the deposits of which are insured by the Federal Deposit Insurance Corporation and which has capital and undivided surplus of not less than $500,000,000, (d) Investments by the Borrower or any Subsidiary thereof in commercial paper having a commercial paper rating of not lower than any two of the following: (i) A-2 by S&P, (ii) P-2 by Moody's, or
(iii) F-2 by Fitch Investors Service, L.P., (e) Investments in overcollateralized repurchase agreements with primary dealers reporting daily to the Federal Reserve Bank of New York with a net worth of not less than $100,000,000, (f) Investments in United States and foreign bank money market obligations, provided that if the applicable institution is a foreign bank, such institution, together with any Affiliates of such institution, has a net worth of at least $200,000,000, and if the applicable institution is a United States bank, such institution is a depository institution chartered under the laws of the United States of America or any State thereof, has a net worth, together with any Affiliates of such institution, of at least $200,000,000, has a BankWatch rating of at least B/C and has commercial paper, if issued, rated at least A-2 by S&P or P-2 by Moody's, (g) bank and corporate bonds with maturities of not more than 5 years, provided that the issuers thereof have a rating of at least A by S&P or A-2 by Moody's, (h) Investments in short-term municipal securities rated at least MIG-1 by Moody's or backed by a letter of credit issued by any Lender or any other depository institution chartered under the laws of the United States of America or any State thereof the deposits of which are insured by the Federal Deposit Insurance Corporation and which has capital and undivided surplus of not less than $500,000,000, (i) Investments in intermediate to long-term municipal securities rated at least A by S&P or A-2 by Moody's, provided in any case that the maturities of such municipal securities are less than 5 years, (j) Investments existing on the date hereof and set forth on Schedule 8.5 (which shall be deemed to include equity Investments in a Person to the extent made after the date hereof with the proceeds of each debt Investment in such Person which is listed on Schedule 8.5), (k) Investments by the Borrower or any Subsidiary thereof in Domestic Intercompany Debt or Other Intercompany Debt, provided that any such Domestic Intercompany Debt or Other Intercompany Debt shall be evidenced by a promissory note and such note (except a note which evidences Indebtedness payable to a Foreign Subsidiary) shall be pledged to the Agent, (l) Acquisitions permitted by Section 8.4, (m) Investments existing on and as of the Effective Date in Subsidiaries, (n) other Investments by the Borrower, provided that (1) immediately before and after giving effect to each such Investment no Default or Event of Default shall or would exist, (2) immediately after giving effect to each such Investment, all of the representations and warranties contained in
Section 4 shall be true and correct as if then made, and

(3) the aggregate consideration paid for all such Investments in any fiscal year shall not exceed $7,500,000, (o) additional Investments by the Borrower, provided that (1) immediately before and after giving effect to each such Investment no Default or Event of Default shall or would exist, (2) immediately after giving effect to each such Investment, all of the representations and warranties contained in Section 4 shall be true and correct as if then made, and (3) the aggregate consideration paid for all such Investments shall not exceed the net cash proceeds of all Dispositions made pursuant to clauses (g) and (h) of Section 8.3, (p) Investments in non-speculative foreign exchange and interest rate protection arrangements in the ordinary course of business, (q) Investments in Foreign Subsidiaries in amounts equal to dividends and other distributions received by the Borrower from Foreign Subsidiaries, provided that any such Investment shall be made in the same Foreign Subsidiary from which the Borrower received such dividend or other distribution, and such Investment shall be made within 10 Domestic Business Days of the Borrower's receipt of such dividend or other distribution, (r) Investments (other than Investments made pursuant to Section 8.5(q)) made after the date hereof by the Borrower in Foreign Subsidiaries (including Investments of amounts received by the Borrower from Foreign Subsidiaries as cash dividends or other cash equity distributions), provided, however, that the aggregate cost of all such Investments, together with the aggregate sum of Indebtedness outstanding under and pursuant to Section 8.1(e), shall not exceed $25,000,000, (s) additional Investments in one or more Domestic Subsidiaries which are Guarantors, and new equity Investments in other Persons provided that, prior to or simultaneously with the making of any such Investment, such Person is both a Domestic Subsidiary and a Guarantor, and (t) Investments by Foreign Subsidiaries in (1) short-term direct obligations of any nation, (2) short-term debt securities issued or guaranteed as to payments of principal and interest by any nation, and (3) short-term money market instruments denominated in foreign currencies, provided that the aggregate fair market value of all such Investments made pursuant to this Section 8.5(t) shall not exceed $20,000,000 at any one time.

   8.6      Restricted Payments
            -------------------

            Make any Restricted Payment or permit any Subsidiary so to do, except any one or more of the following Restricted Payments: (a) any Subsidiary may pay dividends and other distributions, and (b) provided that immediately before and after giving effect thereto no Default or Event of Default shall or would exist, the Borrower may pay dividends and make distributions on and redemptions of any class of Stock or other type or class of equity interest or equity investment not in excess of $2,000,000 in the aggregate during any fiscal year.

   8.7      Limitation on Upstream Dividends by Subsidiaries
            ------------------------------------------------

            Permit, cause or suffer to exist, any Subsidiary of the Borrower to enter into or agree, or otherwise be or become subject, to any agreement, contract or other arrangement (other than this Agreement) with any Person pursuant to the terms of which (a) such Subsidiary is or would be prohibited from declaring or paying any cash dividends on any class of its stock owned directly or indirectly by the Borrower or any other Subsidiary of the Borrower or from making any other distribution on account of any class of any such stock (herein referred to as "UPSTREAM DIVIDENDS"), or (b) the declaration or payment of Upstream Dividends by a Subsidiary to the Borrower or another Subsidiary of the Borrower, on an annual or cumulative basis, is or would be otherwise limited or restricted.

   8.8      Line of Business
            ----------------

            Engage in any business, or permit any Subsidiary thereof so to do, that is materially different from the business conducted by the Borrower and its Subsidiaries on the Effective Date.

   8.9      Amendment of Certain Documents and Agreements
            ---------------------------------------------

            Except as set forth on Schedule 8.9, amend, supplement or otherwise modify (a) its certificate of incorporation or by-laws, or cause, permit or otherwise allow any Subsidiary to amend, supplement or otherwise modify its certificate of incorporation or by-laws or, if such Subsidiary is not a corporation, any analogous counterpart thereof, or (b) the Subordinated Debentures Indenture or the Subordinated Notes Indenture, each as in effect on the date hereof, unless, in any such case, such amendment, supplement or modification would not materially and adversely affect the Issuer, the Swing Line Lender, the Agent or any Lender.

   8.10     Transactions with Affiliates
            ----------------------------

            Become, or permit any Subsidiary to become, a party to any transaction with any Affiliate of the Borrower on a basis less favorable to the Borrower and its Subsidiaries than if such transaction were not with an Affiliate.

   8.11     Compliance with ERISA
            ---------------------

            Cause or permit any Pension Plan to have a Funded Current Liability Percentage of less than 60 percent.

            8.12      Prepayments of Indebtedness
                      ---------------------------

            (a) Prepay or, except as set forth on Schedule 8.12, obligate itself to prepay, or permit any Subsidiary so to do, in whole or in part, the Existing Subordinated Notes.

            (b) Prepay or obligate itself to prepay, or permit any Subsidiary so to do, in whole or in part, any other Indebtedness, including, without limitation, the Existing Subordinated Debentures, if immediately before or after giving effect to such prepayment, an Event of Default shall or would exist.


9. DEFAULT
   -------

   9.1      Events of Default
            -----------------

            The following shall each constitute an "EVENT OF DEFAULT" hereunder:

            (a) The failure of the Borrower (i) to make any principal payment on any Note, or any reimbursement payment hereunder or under any Reimbursement Agreement when due and payable, or (ii) to make any deposit into the Cash Collateral Account when required hereby; or

            (b) The failure of the Borrower to make payment of any installment of interest on any Loan or any Fee on any date when due and payable and such default shall continue unremedied for a period of three Domestic Business Days after the same shall have become due; or

            (c) The failure of the Borrower to observe or perform any covenant or agreement contained in Section 2.14, 7.1(a), 7.10, 7.11, 7.12, 7.13, or 7.14, or in Section 8; or

            (d) The failure of the Borrower to observe or perform any other covenant or agreement contained in this Agreement, and such failure shall have continued unremedied for a period of 30 days after the Borrower shall have become aware of such failure; or

            (e)(i) Any representation or warranty of any Loan Party (or of any of its officers on its behalf) made in any Loan Document shall in any such case prove to have been incorrect or misleading (whether because of misstatement or omission) in any respect when made, or (ii) any representation or warranty of any Loan Party (or of any of its officers on its behalf) made in any certificate, report, opinion (other than an opinion of counsel) or other document delivered on or after the date hereof pursuant to any Loan Document, shall in any such case prove to have been incorrect or misleading (whether because of misstatement or omission) in any material respect when made; or

            (f) (i) Liabilities and/or other obligations in an aggregate amount in excess of $500,000 of the Borrower or any Material Subsidiary (other than the obligations hereunder and under the Notes), whether as principal, guarantor, surety or other obligor, for the payment of any Indebtedness, (A) shall become or shall be declared to be due and payable prior to the expressed maturity thereof, or (B) shall not be paid when due or within any grace period for the payment thereof, or (ii) any holder of any such liabilities and/or obligations in excess of $500,000 shall have the right to declare the Indebtedness evidenced thereby due and payable prior to its stated maturity; or

            (g) The Borrower or any Material Subsidiary shall (i) suspend (except for any suspension not in excess of 60 consecutive days due to the occurrence of a force majeure) or discontinue its business (except as may otherwise be expressly permitted herein), or (ii) make an assignment for the benefit of creditors, or (iii) generally not be paying its debts as such debts become due, or (iv) admit in writing its inability to pay its debts as they become due, or (v) file a voluntary petition in bankruptcy, or (vi) become insolvent (however such insolvency shall be evidenced), or (vii) file any petition or answer seeking for itself any reorganization, arrangement, composition, readjustment of debt, liquidation or dissolution or similar relief under any present or future statute, law or regulation of any jurisdiction, or
(viii) petition or apply to any tribunal for any receiver, custodian or any trustee for any substantial part of its Property, or (ix) be the subject of any such proceeding filed against it which remains undismissed for a period of 65 days, or (x) file any answer admitting or not contesting the material allegations of any such petition filed against it, or of any order, judgment or decree approving such petition in any such proceeding, or (xi) seek, approve, consent to, or acquiesce in any such proceeding, or in the appointment of any trustee, receiver, custodian, liquidator, or fiscal agent for it, or any substantial part of its Property, or an order is entered appointing any such trustee, receiver, custodian, liquidator or fiscal agent and such order remains unstayed and in effect for 65 days, or (xii) take any formal action for the purpose of effecting any of the foregoing or looking to the liquidation or dissolution of the Borrower or any such Material Subsidiary (except as may otherwise be expressly permitted herein); or

            (h) An order for relief is entered under the United States bankruptcy laws or any other decree or order is entered by a court having jurisdiction and continues unstayed and in effect for a period of 65 days (i) adjudging the Borrower or any Material Subsidiary as bankrupt or insolvent, or (ii) approving as properly filed a petition seeking reorganization, liquidation, arrangement, adjustment or composition of, or in respect of the Borrower or any Material Subsidiary under the United States bankruptcy laws or any other applicable Federal or state law, or (iii) appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of the Borrower or any Material Subsidiary or of any substantial part of the Property of any thereof, or (iv) ordering the winding up or liquidation of the affairs of the Borrower or any Material Subsidiary and any such decree or order continues unstayed and in effect for a period of 65 days; or

            (i) Judgments or decrees in an aggregate amount in excess of $250,000 (net of insurance coverage therefor which is not being contested by the insurer) against the Borrower or any Material Subsidiary shall remain unpaid, unstayed on appeal, undischarged, unbonded or undismissed for a period of 65 days; or

            (j) A Change in Control shall have occurred or been agreed upon; or

            (k) (i) any Termination Event shall occur with respect to any Pension Plan (other than a Multiemployer Plan), (ii) any Accumulated Funding Deficiency, whether or not waived, shall exist with respect to any Pension Plan (other than a Multiemployer Plan), (iii) any Person shall engage in any Prohibited Transaction involving any Employee Benefit Plan, (iv) the Borrower, any of its Subsidiaries or any ERISA Affiliate shall fail to pay when due an amount which is payable by it to the PBGC or to a Pension Plan (including a Multiemployer Plan) under Title IV of ERISA, (v) the imposition of any tax under Section 4980(B)(a) of the Code, or (vi) the final determination of a civil penalty with respect to any Employee Benefit Plan under Section 502(c) of ERISA, which in the case of clauses (i) through (vi) above, individually or in the aggregate, would have a Material Adverse effect; or

            (l) The Subsidiary Guaranty shall cease to be in full force and effect, or an "Event of Default" shall have occurred under, and as such term is defined in, the Subsidiary Guaranty; or

            (m) A "Repurchase Event" under, and as such term is defined in, the Subordinated Notes Indenture as in effect on the date hereof, shall have occurred; or

            (n)       Any security interest granted (i) under Section 2.13, or
(ii) in accordance with Section 8.5(k), shall, in either such case, cease to be valid, enforceable or perfected.

   9.2      Contract Remedies
            -----------------

            (a) Upon the occurrence or at any time during the continuance of an Event of Default, the Agent, at the written request of the Required Lenders, shall notify the Borrower that the Letter of Credit Commitment and all of the Aggregate Commitments have been terminated and/or that all of the Notes and all of the Reimbursement Obligations have been declared immediately due and payable, provided that upon the occurrence of an Event of Default under Section 9.1(g) or (h) with respect to the Borrower only, the Letter of Credit Commitment and all of the Aggregate Commitments shall automatically terminate and all of the Notes and all of the Reimbursement Obligations shall become immediately due and payable without declaration or notice to the Borrower. To the fullest extent not prohibited by law, except for the notice provided for in the preceding sentence and any other notice expressly provided for herein, the Borrower hereby expressly waives any presentment, demand, protest, notice of protest or other notice of any kind in connection with the Loan Documents and its obligations thereunder. To the fullest extent not prohibited by law, the Borrower hereby further expressly waives and covenants not to assert any appraisement, valuation, stay, extension, redemption or similar law, now or at any time hereafter in force which might delay, prevent or otherwise impede the performance or enforcement of this Agreement and the other Loan Documents.

            (b) In the event that the Letter of Credit Commitment and all of the Aggregate Commitments shall have been terminated or all of the Notes and the Reimbursement Obligations shall have been declared due and payable pursuant to the provisions of this Section 9.2, the Issuer, the Swing Line Lender and the Lenders agree, among themselves, that any funds received from or on behalf of the Borrower or, except as otherwise required by law or the Subsidiary Guaranty, any other Loan Party under any Loan Document by the Issuer, the Swing Line Lender or any Lender (except funds received by the Issuer, the Swing Line Lender or any Lender as a result of a purchase from the Issuer, the Swing Line Lender or such Lender, as the case may be, pursuant to the provisions of
Section 11.9) shall be remitted to the Agent, and shall be applied by the Agent in payment of the Loans, the Reimbursement Obligations and the other obligations of the Borrower under the Loan Documents in the following manner and order: (i) first, to reimburse the Agent, the Issuer and the Lenders, in that order, for any expenses due from the Borrower pursuant to the provisions of Section 11.5 and the Reimbursement Agreements, (ii) second, to the payment of the Reimbursement Obligations and the outstanding principal balance of the Swing Line Loans (together with all interest thereon), (iii) third, to the payment of the Fees, pro rata according to the Fees due and owing the Agent, the Issuer, the Swing Line Lender and the Lenders, (iv) fourth, to the payment of any other fees, expenses or amounts (other than the principal of and interest on the Notes) payable by the Borrower to the Agent, the Issuer, the Swing Line Lender or any of the Lenders under the Loan Documents, (v) fifth, to the payment, pro rata according to the Outstanding Percentage of each Lender, of interest due on the Notes (other than the Swing Line Note), (vi) sixth, to the payment, pro rata according to the aggregate outstanding principal balance of the Notes (other than the Swing Line Note) of such principal, and (vii) seventh, any remaining funds shall be paid to whomsoever shall be entitled thereto or as a court of competent jurisdiction shall direct.

            (c) In the event that the Notes and the Reimbursement Obligations shall have been declared due and payable pursuant to the provisions of this Section 9.2, the Agent

            (i) upon the written request of the Required Lenders, shall proceed to enforce the Reimbursement Obligations and the rights of the holders of the Notes by suit in equity, action at law and/or other appropriate proceedings, whether for payment or the specific performance of any covenant or agreement contained in the Loan Documents and, in the event that the Agent shall fail or refuse so to proceed, the Issuer, the Swing Line Lender and each Lender shall be entitled so to proceed on its own behalf, and

            (ii) may exercise any and all rights and remedies (1) granted to a secured party in the State of New York or otherwise allowed at law, and (2) otherwise provided to the Agent by this Agreement, and

            (iii) may dispose of the Cash Collateral as it may choose, so long as every aspect of the disposition including the method, manner, time, place and terms are commercially reasonable, and the Borrower agrees that three Domestic Business Days' prior notice of such disposition shall be commercially reasonable.

   10.      THE AGENT
            ---------

   10.1     Appointment
            -----------

            The Issuer, the Swing Line Lender and each Lender hereby irrevocably designates and appoints BNY as the Agent of the Issuer, the Swing Line Lender and such Lender under the Loan Documents and the Issuer, the Swing Line Lender and each Lender hereby irrevocably authorizes BNY, as Agent, to take such action on its behalf under the provisions of the Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of the Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Agent shall not have any duties or responsibilities except those expressly set forth herein or therein, or any fiduciary relationship with the Issuer, the Swing Line Lender or any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into the Loan Documents or otherwise exist against the Agent.

   10.2     Delegation of Duties
            --------------------

            The Agent may execute any of its duties under the Loan Documents by or through agents or attorneys-in-fact and shall be entitled to rely upon the advice of counsel concerning all matters pertaining to such duties.

   10.3     Exculpatory Provisions
            ----------------------

            Neither the Agent nor any of its respective officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with the Loan Documents (except the Agent for its own gross negligence or willful misconduct), or (ii) responsible in any manner to the Issuer, the Swing Line Lender or any Lender for any recitals, statements, representations or warranties made by any party contained in the Loan Documents or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, the Loan Documents or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of any of the Loan Documents or for any failure of the Borrower, any of its Subsidiaries, or any other Person to perform its obligations hereunder or thereunder. The Agent shall not be under any obligation to the Issuer, the Swing Line Lender or any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, the Loan Documents, or to inspect the properties, books or records of the Borrower or any of its Subsidiaries. The Agent shall not be under any liability or responsibility to the Borrower or any other Person solely as a consequence of any failure or delay in performance, or any breach, by the Issuer, the Swing Line Lender or any Lender of any of its obligations under any of the Loan Documents, provided that the foregoing exculpation of the Agent shall in no way prejudice any rights which the Borrower may have against the Issuer, the Swing Line Lender or any Lender with respect to any such failure or delay in performance or breach. The Issuer, the Swing Line Lender and the Lenders acknowledge that the Agent shall not be under any duty to take any discretionary action permitted hereunder unless the Agent shall be requested in writing to do so by the Required Lenders.

   10.4     Reliance by Agent
            -----------------

            The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, opinion, letter, cablegram, telegram, facsimile, telex or teletype message, statement, order or other document or conversation reasonably believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to the Borrower), independent accountants and other experts reasonably selected by the Agent. The Agent may treat each Lender, or the Person designated in the last notice filed with the Agent under Section 11.7, as the holder of all of the interests of such Lender in its Loans and in its Note until written notice of transfer, signed by such Lender (or the Person designated in the last notice filed with the Agent) and by the Person designated in such written notice of transfer, in form and substance satisfactory to the Agent, shall have been filed with the Agent. The Agent shall not be under any duty to examine or pass upon the validity, effectiveness or genuineness of the Loan Documents or any instrument, document or communication furnished pursuant thereto or in connection therewith, and the Agent shall be entitled to assume that the same are valid, effective and genuine, have been signed or sent by the proper parties and are what they purport to be. The Agent shall be fully justified in failing or refusing to take any action under the Loan Documents unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under the Loan Documents in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon the Issuer, the Swing Line Lender and all the Lenders and all future holders of the Notes.

   10.5     Notice of Default
            -----------------

            The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Agent shall have received written notice thereof from the Issuer, the Swing Line Lender or the Borrower. In the event that the Agent receives such a notice, the Agent shall promptly give notice thereof to the Issuer, the Swing Line Lender, the Lenders and the Borrower. The Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders, provided that unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action or give such directions, or refrain from taking such action or giving such directions, with respect to such Default or Event of Default as it shall deem to be in the best interests of the Issuer, the Swing Line Lender and the Lenders.

   10.6     Non-Reliance
            ------------

            Each of the Issuer, the Swing Line Lender and each Lender expressly acknowledges that neither the Agent nor any of its respective officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by the Agent hereinafter, including any review of the affairs of the Borrower or its Subsidiaries, shall be deemed to constitute any representation or warranty by the Agent to the Issuer, the Swing Line Lender or any Lender. The Issuer, the Swing Line Lender and each Lender represents to the Agent that it has, independently and without reliance upon the Agent, the Issuer, the Swing Line Lender or any other Lender, and based on such documents and information as it has deemed appropriate, made its own evaluation of and investigation into the business, operations, Property, financial and other condition and creditworthiness of the Borrower and its Subsidiaries and made its own decision to enter into this Agreement. The Issuer, the Swing Line Lender and each Lender also represents that it will, independently and without reliance upon the Agent, the Issuer, the Swing Line Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, evaluations and decisions in taking or not taking action under the Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, Property, financial and other condition and creditworthiness of the Borrower and its Subsidiaries. Except for notices, reports and other documents expressly required to be furnished to the Issuer and the Lenders by the Agent hereunder, the Issuer and the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, Property, financial and other condition or creditworthiness of the Borrower or any of its Subsidiaries which may come into the possession of the Agent or any of its respective officers, directors, employees, agents, attorneys-in-fact or affiliates.

   10.7     Indemnification
            ---------------

            Each Lender agrees to indemnify the Agent in its capacity as such (to the extent not promptly reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to its Commitment Percentage or, in the event any Loans shall be outstanding, its Outstanding Percentage, from and against any and all liabilities, obligations, claims, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind whatsoever, including any amounts paid to the Lenders (through the Agent) by or for the account of the Borrower pursuant to the terms hereof, that are subsequently rescinded or avoided (or must otherwise be restored or returned) which may at any time (including at any time following the payment of the Notes) be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement, any other Loan Document or any other document contemplated by or referred to herein or the transactions contemplated hereby or any action taken or omitted to be taken by the Agent under or in connection with any of the foregoing; provided, however, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent resulting solely from the gross negligence or willful misconduct of the Agent. The agreements in this
Section 10.7 shall survive termination of the Aggregate Commitments, the payment of the Notes, the Reimbursement Obligations and all other amounts payable under the Loan Documents and the performance and observance by the Borrower of all of its other obligations under the Loan Documents.

   10.8     Agent in Its Individual Capacity
            --------------------------------

            BNY and its respective affiliates may make loans to, accept deposits from, issue letters of credit for the account of and generally engage in any kind of business with, the Borrower and its Subsidiaries as though BNY was not the Issuer or the Agent hereunder. With respect to the Aggregate Commitments made or renewed by BNY and each Note issued to BNY, BNY shall have the same rights and powers under this Agreement as any Lender and may exercise the same as though it was not the Issuer, the Swing Line Lender or the Agent and the term "Lender" shall include BNY.

    10.9    Successor Agent
            ---------------

            If at any time the Agent deems it advisable, in its sole discretion, it may submit to the Issuer, the Swing Line Lender and each Lender a written notification of its resignation as Agent under this Agreement, such resignation to be effective on the earlier to occur of (a) the thirtieth day after the date of such notice, and (b) the date upon which any successor agent, in accordance with the provisions of this Section 10.9, shall have accepted in writing its appointment as such successor agent. Upon any such resignation, the Required Lenders shall have the right to appoint from among the Lenders a successor agent reasonably acceptable to the Borrower. If no successor agent shall have been so appointed by the Required Lenders and accepted such appointment within 30 days after the retiring agent's giving of notice of resignation, then the retiring agent may, on behalf of the Issuer, the Swing Line Lender and the Lenders, appoint a successor agent, which successor agent shall be a commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $500,000,000. Upon the written acceptance of any appointment as Agent hereunder by a successor agent, such successor agent shall automatically become a party to this Agreement and shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent's rights, powers, privileges and duties as Agent under this Agreement shall be terminated. The Borrower, the Issuer, the Swing Line Lender and the Lenders shall execute such documents as shall be necessary to effect such appointment. After any retiring Agent's resignation as Agent, the provisions of this Section 10 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If at any time there shall not be a duly appointed and acting Agent, upon notice duly given, the Borrower agrees to make each payment when due hereunder and under the Notes and the other Loan Documents directly to the Issuer, the Swing Line Lender and the Lenders entitled thereto during such time.


11. OTHER PROVISIONS
    ----------------

    11.1    Amendments, Waivers, Etc.
            -------------------------

            (a) Except as otherwise provided in Section 11.1(b), with the written consent of the Required Lenders, the Agent and the appropriate Loan Parties may, from time to time, enter into written amendments, supplements or modifications thereof and, with the consent of the Required Lenders, the Agent may, on behalf of the Issuer, the Swing Line Lender and the Lenders, execute and deliver to any such parties a written instrument waiving or consenting to the departure from, on such terms and conditions as the Agent may specify in such instrument, any of the requirements of the Loan Documents or any Default or Event of Default and its consequences, provided, however, that no such amendment, supplement, modification, waiver or consent shall, without the consent of the Super-Majority Lenders, release all or substantially all of the obligations of any Loan Party under the Subsidiary Guaranty (other than in connection with a Disposition of such Loan Party permitted by Section 8.3), provided further that no such amendment, supplement, modification, waiver or consent shall, without the consent of all of the Lenders (i) increase the Revolving Commitment Amount of any Lender (provided that neither (A) a waiver of a Default or an Event of Default, nor (B) an Assignment to a Lender shall be deemed to constitute such an increase),
(ii) extend the Commitment Period, except as provided in Section 2.6, (iii) reduce the amount, or extend the time of payment, of the Commitment Fee, the Utilization Fee or the Letter of Credit Fee, (iv) reduce the rate (other than the Default Rate), or extend the time of payment of, interest on any Loan or any Note, (v) reduce the amount, or extend the time of payment of any installment or other payment of principal on any Loan or any Note, (vi) decrease or forgive the principal amount of any Loan or any Note, (vii) consent to any assignment or delegation by the Borrower or any of its Subsidiaries, or any other Loan Party, of any of its rights or obligations under any Loan Document, (viii) change the provisions of Sections 3.5, 3.6, 3.7, 3.8, 3.10, 9.1(a), this Section 11.1, Section 11.5, or Section 11.10, (ix) change the definition of Required Lenders, (x) change sharing provisions among the Lenders, or (xi) change the several nature of the obligations of the Lenders, and provided further that no such amendment, supplement, modification, waiver or consent shall (A) amend, modify or waive any provision of Section 10 or otherwise change any of the rights or obligations of the Agent under any Loan Document without the written consent of the Agent, (B) amend, modify or waive any provision of Section 2.10, 2.11, 2.12 or 2.13 or otherwise change any of the rights and obligations of the Issuer under any Loan Document without the written consent of the Issuer, or (C) amend, modify or waive any provision of
Section 2.3, 2.4 or 2.8 or otherwise change any of the rights and obligations of the Swing Line Lender under any Loan Document without the written consent of the Swing Line Lender. Any such amendment, supplement, modification, waiver or consent shall apply equally to each of the Lenders and shall be binding upon the parties to the applicable agreement, the Lenders, the Issuer, the Swing Line Lender, the Agent and all future holders of the Notes. In the case of any waiver, the parties to the applicable agreement, the Lenders, the Issuer, the Swing Line Lender, and the Agent shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or

Event of Default waived shall not extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

            (b)       Notwithstanding anything to the contrary contained in
Section 11.1(a), the Agent may, at any time and from time to time without the consent of the Issuer, the Swing Line Lender or any one or more of the Lenders, release all or any of the obligations of a Loan Party under the Subsidiary Guaranty in connection with a Disposition of such Loan Party permitted by
Section 8.3.

   11.2     Notices
            -------

            Except as otherwise expressly provided herein, all notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing and, if in writing, shall be deemed to have been duly given or made (a) when delivered by hand, (b) one Domestic Business Day after having been sent by receipted overnight courier service, (c) five Domestic Business Days after having been deposited in the mail, first-class postage prepaid, return-receipt requested, or (d) in the case of facsimile notice, when sent, provided that such transmission is confirmed, addressed as follows in the case of the Borrower, the Issuer and the Agent, and as set forth in Exhibit A in the case of each of the Lenders, or to such other addresses as to which the Agent may be hereafter notified by the respective parties hereto or any future holders of the Notes:

            the Borrower:

                      Telxon Corporation
                      3330 West Market Street
                      Akron, Ohio  44334
                      Attention: Kenneth W. Haver,
                                 Chief Financial Officer
                      Facsimile: (216) 873-2860
                      Telephone: (216) 867-3700,

            with a copy to:

                      Telxon Corporation
                      3330 West Market Street
                      Akron, Ohio  44334
                      Attention: Glenn S. Hansen,
                                 Vice President, Legal Administration
                                 and Corporate Counsel
                      Facsimile: (216) 873-2240
                      Telephone: (216) 867-3700,
            the Agent, the Issuer or the Swing Line Lender:

                      The Bank of New York
                      One Wall Street
                      18th Floor
                      New York, New York  10286
                      Attention: Kalyani Bose,
                                 Assistant Treasurer
                      Facsimile: (212) 635-6365 or x.6366 or x.6367
                      Telephone: (212) 635-4693,

                      with a copy to:

                      The Bank of New York
                      One Wall Street
                      22nd Floor
                      New York, New York  10286
                      Attention: Robert J. Joyce,
                                 Vice President
                      Facsimile: (212) 635-6434
                      Telephone: (212) 635-7917,

except that any notice, request or demand by the Borrower to or upon the Agent, the Issuer, the Swing Line Lender or the Lenders pursuant to Sections 2.5 or
3.3 shall not be effective until received. Any party to a Loan Document may rely on signatures of the parties thereto which are transmitted by facsimile or other electronic means as fully as if originally signed.

   11.3     No Waiver; Cumulative Remedies
            ------------------------------

            No failure to exercise and no delay in exercising, on the part of the Agent, the Issuer, the Swing Line Lender or any Lender, any right, remedy, power or privilege under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege under any Loan Document preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges under the Loan Documents are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

   11.4     Survival of Representations and Warranties
            ------------------------------------------

            All representations and warranties made in the Loan Documents and in any document, certificate or statement delivered pursuant thereto or in connection therewith shall survive the execution and delivery of this Agreement, the Notes and the other Loan Documents.

            11.5      Payment of Expenses and Taxes
                      -----------------------------

            The Borrower agrees, promptly upon presentation of a statement or invoice therefor, and whether any Loan is made or any Letter of Credit issued,
(a) to pay or reimburse the Agent for all its reasonable out-of-pocket costs and expenses incurred in connection with the development, syndication, preparation and execution of, and any amendment, waiver, consent, supplement or modification to, the Loan Documents, any documents prepared in connection therewith and the consummation of the transactions contemplated thereby whether such Loan Documents or any such amendment, waiver, consent, supplement or modification to the Loan Documents or any documents prepared in connection therewith are executed and whether the transactions contemplated thereby are consummated, including the reasonable fees and disbursements of counsel, (b) to pay or reimburse the Agent, the Issuer, the Swing Line Lender and the Lenders for all of their respective reasonable out-of-pocket costs and expenses incurred in connection with the enforcement or preservation of any rights under the Loan Documents, including reasonable fees and disbursements of counsel, (c) to pay, indemnify, and hold each Lender, the Issuer, the Swing Line Lender and the Agent harmless from any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, the Loan Documents and any such other documents, and (d) to pay, indemnify and hold each Lender, the Issuer, the Swing Line Lender and the Agent and each of their respective affiliates, officers, directors and employees harmless from and against any and all other liabilities, obligations, claims, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever (including reasonable counsel fees and disbursements) with respect to the enforcement and performance of the Loan Documents (all the foregoing, collectively, the "INDEMNIFIED LIABILITIES") and, if and to the extent that the foregoing indemnity may be unenforceable for any reason, the Borrower agrees to make the maximum payment permitted under applicable law to each other party hereto seeking indemnification hereunder (except to the extent that such unenforceability is a result of the actions of such party); provided, however, that the Borrower shall have no obligation hereunder to pay Indemnified Liabilities to the Agent, the Issuer, the Swing Line Lender or any Lender arising from the gross negligence or willful misconduct of such party. The agreements in this Section 11.5 shall survive the termination of the Aggregate Commitments, the payment of the Notes, the Reimbursement Obligations and all other amounts payable under the Loan Documents, and the performance and observance by the Borrower of all of its other obligations under the Loan Documents.

   11.6     Lending Offices
            ---------------

            The Issuer, the Swing Line Lender and each Lender shall have the right at any time and from time to time to transfer any Loan, or the Reimbursement Obligations to a different office of the Issuer, the Swing Line Lender and such Lender.

   11.7     Successors and Assigns
            ----------------------

            (a) This Agreement, the Notes and the other Loan Documents to which the Borrower is a party shall be binding upon and inure to the benefit of the Borrower, the Lenders, the Issuer, the Swing Line Lender, the Agent, all future holders of the Notes and the Reimbursement Agreements and their respective successors and assigns. Each Loan Party agrees that, without the prior written consent of each Lender, it shall not assign its rights or delegate its duties and obligations under any Loan Document.

            (b) Subject to Section 11.7(e), the Issuer, the Swing Line Lender and any Lender may at any time assign all or any portion of its rights under any Loan Document to any Federal Reserve Bank.

            (c) In addition to its rights under Section 11.7(b), the Swing Line Lender and each Lender shall have the right to sell, assign, transfer or negotiate (each an "ASSIGNMENT") one hundred percent, or any lesser percentage, of its Loans, its Letter of Credit Participation, its Revolving Commitment and its Notes to any subsidiary or Affiliate of such Lender, to any other Lender, or, with the consent of the Agent (such consent not to be unreasonably withheld), to any other bank, insurance company, financial institution, pension fund, mutual fund or other similar fund, provided that (i) each such Assignment shall be of a constant, and not a varying, percentage of the assignor Lender's rights and obligations under the Loan Documents, (ii) the Revolving Commitment Amount of the Revolving Commitment assigned shall be not less than $5,000,000, or the full Revolving Commitment Amount of such assignor Lender's Revolving Commitment, (iii) unless the assignee is another Lender or a subsidiary or Affiliate of any Lender, or unless at the time of such Assignment an Event of Default shall exist, the Borrower shall have consented thereto in writing (such consent not to be unreasonably withheld), and (iv) the assignor Lender and such assignee shall deliver to the Agent three copies of an Assignment and Acceptance Agreement executed by each of them, along with an assignment fee in the sum of $3,000 for the account of the Agent. Upon receipt of such number of executed copies of each such Assignment and Acceptance Agreement together with the assignment fee therefor and the Borrower's consent to such Assignment, if required, the Agent shall record the same and execute not less than two copies of such Assignment and Acceptance Agreement in the appropriate place, deliver one such copy to the assignor and one such copy to the assignee, and deliver one photocopy thereof, as executed, to the Borrower. From and after the Assignment Effective Date specified in, and as defined in, such Assignment and Acceptance Agreement, the assignee thereunder shall be a party hereto and shall for all purposes of this Agreement and the other Loan Documents be deemed a "Lender" and, to the extent provided in such Assignment and Acceptance Agreement, the assignor Lender thereunder shall be released from its obligations under this Agreement and the other Loan Documents. The Borrower agrees that, in connection with each such Assignment, it shall at its own cost and expense execute and deliver (1) to the Agent or such assignee a Revolving
Note in a maximum principal amount equal to the Revolving Commitment Amount of the Revolving Commitment assumed by such assignee, payable to the order of such assignee and dated the Effective Date, and (2) to the Agent or such assignor Lender, in the event that such assignor Lender shall not have assigned all of its Revolving Commitment, a Revolving Note in a maximum principal amount equal to the Revolving Commitment Amount of the Revolving Commitment retained by such assignor, either in escrow pending the delivery of, or against receipt of, such assignor Lender's existing Revolving Note. The Agent shall be entitled to rely upon the representations and warranties made by the assignee under each Assignment and Acceptance Agreement.

            (d) In addition to the participations provided for in Section 11.9(b), the Swing Line Lender and each Lender may grant participations in all or any part of its Loans, its Note and its Revolving Commitment to one or more banks, insurance companies, pension funds, mutual funds or other financial institutions, provided that (i) such Lender's obligations under this Agreement and the other Loan Documents shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties to this Agreement and the other Loan Documents for the performance of such obligations, (iii) the Borrower, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents and such Lender shall retain the sole right to enforce the obligations of the Borrower relating to the Advances and to approve any modification, amendment, or waiver of any provision of this Agreement, subject to the provisions of Section 11.7(d)(vi), (iv) no sub-participations shall be permitted, (v) the granting of such participation does not require that any immediate out-of-pocket cost or expense be borne by the Borrower, and (vi) the voting rights of any holder of any participation shall be limited to the right to consent to any action taken or omitted to be taken by such Lender under the Loan Documents which would (A) increase the Revolving Commitment Amount of any Lender (provided that no waiver of a Default or Event of Default or of any mandatory reduction of any of the foregoing shall be deemed to constitute such a change), (B) extend the Commitment Period, (C) reduce the amount or extend the time of payment of the Commitment Fee, (D) reduce the rate (other than the Default Rate) or extend the time of payment of interest on any Loan or any Note, (E) reduce the amount or extend the time of payment of any installment or other payment of principal on any Loan or any Note, (F) decrease or forgive the principal amount of any Loan or any Note, (G) consent to any assignment or delegation by the Borrower or any of its Subsidiaries, or any other Loan Party, of all of its rights or obligations under all of the Loan Documents, or (H) release all of the obligations of or by any Loan Party under the Subsidiary Guaranty (other than in connection with a Disposition of such Loan Party permitted by Section 8.3).

            (e) No Lender shall, as between and among the Borrower, the Agent, the Issuer, the Swing Line Lender and such Lender, be relieved of any of its obligations under the Loan Documents as a result of any assignment of or granting of participations in, all or any part of its Loans, its Revolving Commitment and its Note, except that a Lender shall be relieved of its obligations to the extent of any such Assignment of all or any part of its Loans, its Revolving Commitment or its Note pursuant to Section 11.7(c).

   11.8     Counterparts
            ------------

            Each of the Loan Documents (other than the Notes) may be executed on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same agreement. It shall not be necessary in making proof of any Loan Document to produce or account for more than one counterpart signed by the party to be charged. A set of the copies of this Agreement and each of the other Loan Documents signed by all of the parties thereto shall be lodged with each of the Borrower and the Agent. Any party to a Loan Document may rely upon the signatures of any other party thereto which are transmitted by facsimile or other electronic means to the same extent as if originally signed.

   11.9     Set-off and Sharing of Payments
            -------------------------------

            (a) In addition to any rights and remedies of the Issuer, the Swing Line Lender and each Lender, as the case may be, provided by law, upon the occurrence of an Event of Default and acceleration of the Notes and the Reimbursement Obligations, or at any time upon the occurrence and during the continuance of an Event of Default under Sections 9.1(a) or 9.1(b), the Issuer, the Swing Line Lender and each Lender, as the case may be, shall have the right, without prior notice to the Borrower or any other Loan Party, any such notice being expressly waived by the Borrower and each such other Loan Party to the extent permitted by applicable law, to set-off and apply against any indebtedness or other liability, whether matured or unmatured, of the Borrower or any other Loan Party to the Issuer, the Swing Line Lender or such Lender, as the case may be, arising under the Loan Documents, any amount owing from the Issuer, the Swing Line Lender or such Lender, as the case may be, to the Borrower or such other Loan Party. To the extent permitted by applicable law, the aforesaid right of set-off may be exercised by the Issuer, the Swing Line Lender or such Lender, as the case may be, against the Borrower or any other Loan Party or against any trustee in bankruptcy, custodian, debtor in possession, assignee for the benefit of creditors, receiver, or execution, judgment or attachment creditor of the Borrower or any other Loan Party, or against anyone else claiming through or against the Borrower or any other Loan Party or such trustee in bankruptcy, custodian, debtor in possession, assignee for the benefit of creditors, receivers, or execution, judgment or attachment creditors, notwithstanding the fact that such right of set-off shall not have been exercised by the Issuer, the Swing Line Lender or such Lender, as the case may be, prior to the making, filing or issuance of, service upon the Issuer, the Swing Line Lender or such Lender, as the case may be, of, or notice to such of the Issuer, the Swing Line Lender or such Lender, as the case may be, of, any petition, assignment for the benefit of creditors, appointment or application for the appointment of a receiver, or issuance of execution, subpoena, order or warrant. The Issuer, the Swing Line Lender and each Lender, as the case may be, agrees promptly to notify the Borrower and the Agent after each such set-off and application made by the Issuer, the Swing Line Lender or such Lender, as the case may be, provided that the failure to give such notice shall not affect the validity of such set-off and application.

            (b) If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of its Loans, its Notes or the Reimbursement Obligations in excess of its Outstanding Percentage of payments then due and payable on account of the Loans, the Notes and the Reimbursement Obligations received by all the Lenders, such Lender shall forthwith purchase, without recourse, for cash, from the other Lenders such participations in their Loans and Notes as shall be necessary to cause such purchasing Lender to share such excess payment with each of them according to their Outstanding Percentages, provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender; such purchase from such other Lenders shall be rescinded and such other Lenders shall repay to the purchasing Lender the purchase price to the extent of such recovery, together with an amount equal to the Lender's pro rata share (according to the proportion of (i) the amount of other Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from such other Lenders, as the case may be, pursuant to this Section 11.9(b) may exercise such rights to payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

   11.10    Indemnity
            ---------

            The Borrower agrees to indemnify and hold harmless the Agent, the Issuer, the Swing Line Lender and each Lender from and against (x) any and all liabilities, obligations, claims, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind whatsoever which may at any time (including at any time following the payment of the Notes) be imposed on, reasonably incurred by or asserted against the Agent, the Issuer, the Swing Line Lender or any Lender relating to or arising out of this Agreement, any other Loan Document or any other document contemplated by or referred to herein or the transactions contemplated hereby or any action taken or omitted to be taken by the Agent, the Issuer, the Swing Line Lender or such Lender under or in connection with any of the foregoing, and/or (y) any loss, cost, liability, damage or expense, including the reasonable fees and disbursements of counsel (including the allocated costs and expenses of in-house counsel to the extent that outside counsel is not utilized) to the Agent, the Issuer, the Swing Line Lender and each Lender incurred by the Agent, the Issuer, the Swing Line Lender or such Lender in investigating, preparing for, defending against, or providing evidence, producing documents or taking any other action in respect of, any commenced or threatened litigation, administrative proceeding or investigation under any federal securities law or any other statute of any jurisdiction, or any regulation, or at common law or otherwise, which is alleged to arise out of or is based upon (1) any untrue statement or alleged untrue statement of any material fact, in any document or schedule executed or filed with any Governmental Authority by or on behalf of the Borrower or any of its Subsidiaries which relates to the transactions contemplated by the Loan Documents, (2) any omission or alleged omission to state any material fact required to be stated in such document or schedule, or necessary to make the statements made therein, in light of the circumstances under which made, not misleading, (3) any acts, practices or omissions or alleged acts, practices or omissions of the Borrower or its agents relating to the use of the proceeds of any Loan which is alleged to be in violation of Section 2.14, or in violation of any federal securities law or of any other statute, regulation or other law of any jurisdiction applicable thereto, or (4) this Agreement, any other Loan Document or any other document contemplated by or referred to herein or the transactions contemplated hereby or any action taken or omitted to be taken by the Agent, the Issuer, the Swing Line Lender or such Lender under or in connection with any of the foregoing. The indemnity set forth herein shall be in addition to any other obligations or liabilities of the Borrower to the Agent, the Issuer, the Swing Line Lender and the Lenders hereunder or at common law or otherwise, shall include the fees and expenses of counsel (including the allocated costs and expenses of in-house counsel to the extent that outside counsel is not utilized) incurred in connection with establishing liability under this Section
11.10 or collecting amounts payable under this Section 11.10 and shall survive any termination of this Agreement, the expiration of the Aggregate Commitments and the payment of all indebtedness of the Borrower hereunder and under the other Loan Documents, provided that the Borrower shall have no obligation under this Section 11.10 to the Agent, the Issuer, the Swing Line Lender or any Lender with respect to any of the foregoing to the extent the same (1) is determined in a final judgment, after available appeals, to have arisen from the gross negligence or willful misconduct of the Agent, the Issuer, the Swing Line Lender or such Lender, or (2) arises out of a final judgment relating hereto, rendered against the Agent, the Issuer, the Swing Line Lender or such Lender, in favor of the Borrower.

   11.11    Governing Law
            -------------

            The Loan Documents and the rights and obligations of the parties thereto shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York, without regard to principles of conflict of laws.

   11.12    Severability
            ------------

            Every provision of this Agreement and the other Loan Documents is intended to be severable, and if any term or provision hereof or thereof shall be invalid, illegal or unenforceable for any reason, the validity, legality and enforceability of the remaining provisions hereof or thereof shall not be affected or impaired thereby, and any invalidity, illegality or unenforceability in any jurisdiction shall not affect the validity, legality or enforceability of any such term or provision in any other jurisdiction.

   11.13    Integration
            -----------

            All exhibits to this Agreement and any other Loan Document shall be deemed to be a part of this Agreement or such other Loan Document, as the case may be. Each Loan Document embodies the entire agreement and understanding between or among the parties thereto with respect to the subject matter thereof and supersedes all prior agreements and understandings between or among the parties thereto with respect to the subject matter thereof.

   11.14    Acknowledgments
            ---------------

            Each Loan Party acknowledges that (a) it has been advised by counsel in the negotiation, execution and delivery of the Loan Documents, (b) by virtue of the Loan Documents, neither the Agent, the Issuer, the Swing Line Lender nor any Lender has any fiduciary relationship to such Loan Party, and the relationship between the Agent, the Issuer, the Swing Line Lender and the Lenders, on the one hand, and such Loan Party, on the other hand, is solely that of debtor and creditor, and (c) by virtue of the Loan Documents, no joint venture exists among the Agent, the Issuer, the Swing Line Lender and the Lenders or among such Loan Party and the Agent and/or the Lenders and/or the Issuer and/or the Swing Line Lender.

   11.15    Consent to Jurisdiction
            -----------------------

            Each Loan Party irrevocably submits to the jurisdiction of any New York State or Federal Court sitting in the City of New York over any suit, action or proceeding arising out of or relating to the Loan Documents. Each Loan Party irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum. Each Loan Party agrees that a final judgment in any such suit, action or proceeding brought in such a court, after all appropriate appeals, shall be conclusive and binding upon it.

   11.16    Service of Process
            ------------------

            Each Loan Party agrees that process may be served against it in any suit, action or proceeding referred to in Section 11.15 by sending the same by first class mail, return-receipt requested or by receipted overnight courier service, to the address of such Loan Party set forth in Section 11.2 or in the applicable Loan Document executed by such Loan Party. Each Loan Party agrees that any such service (i) shall be deemed in every respect effective service of process upon it in any such suit, action, or proceeding, and (ii) shall to the fullest extent enforceable by law, be taken and held to be valid personal service upon and personal delivery to it.

   11.17    No Limitation on Service or Suit
            --------------------------------

            Nothing in the Loan Documents or any modification, waiver, or amendment thereto shall affect the right of the Agent, the Issuer, the Swing Line Lender or any Lender to serve process in any manner permitted by law or limit the right of the Agent, the Issuer, the Swing Line Lender or any Lender to bring proceedings against any Loan Party in the courts of any jurisdiction or jurisdictions.

   11.18    WAIVER OF TRIAL BY JURY
            -----------------------

            EACH OF THE AGENT, THE ISSUER, THE SWING LINE LENDER, THE LENDERS AND EACH LOAN PARTY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING OUT OF, UNDER OR IN CONNECTION WITH THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY. FURTHER, EACH LOAN PARTY HEREBY CERTIFIES THAT NO REPRESENTATIVE OR AGENT OF THE AGENT, THE ISSUER, THE SWING LINE LENDER OR THE LENDERS, OR COUNSEL TO THE AGENT, THE ISSUER, THE SWING LINE LENDER OR THE LENDERS, HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE AGENT, THE ISSUER, THE SWING LINE LENDER, OR THE LENDERS WOULD NOT, IN THE EVENT OF SUCH LITIGATION, SEEK TO ENFORCE THIS WAIVER OF RIGHT TO JURY TRIAL PROVISION. EACH LOAN PARTY ACKNOWLEDGES THAT THE AGENT, THE ISSUER, THE SWING LINE LENDER AND THE LENDERS HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, INTER ALIA, THE PROVISIONS OF THIS SECTION 11.18.

   11.19    Treatment of Certain Information
            --------------------------------

            Each Lender, the Issuer, the Swing Line Lender and the Agent agrees (on behalf of itself and each of its affiliates, directors, officers, employees and representatives) to use reasonable precautions to keep confidential, in accordance with their customary procedures for handling confidential information of the same nature, all non-public information obtained from or made available by the Borrower or any Subsidiary pursuant to this Agreement which (a) is identified by such Person as being confidential at the time the same is delivered to such Lender, the Issuer, the Swing Line Lender or the Agent, or (b) constitutes any financial statement, financial projections or forecasts, budget, compliance certificate, audit report, management letter or accountants' certification delivered hereunder, provided, however, that nothing herein shall limit the disclosure of any such information (i) to the extent required by statute, rule, regulation or judicial process, (ii) on a confidential basis, to counsel for any of the Lenders, the Issuer, the Swing Line Lender or the Agent, (iii) to bank examiners, auditors or accountants, and any analogous counterpart thereof, (iv) to the Agent, the Issuer, the Swing Line Lender or the Lenders, (v) in connection with any litigation to which any one or more of the Lenders, the Issuer, the Swing Line Lender or the Agent is a party, (in which event such party shall reasonably endeavor to notify the Borrower of such disclosure prior thereto in order to provide the Borrower with the opportunity to obtain a protective order with respect to such information), (vi) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant (or prospective assignee or participant) agrees to keep such information confidential on substantially the same basis as set forth in this Section 11.19, or (vii) to affiliates of the Agent, the Issuer, the Swing Line Lender and each Lender.

   11.20    Effective Date
            --------------

            This Agreement shall be effective at such time (the "EFFECTIVE DATE") as executed counterparts hereof shall have been delivered to the Agent and the Borrower by the Agent, the Borrower, the Issuer, the Swing Line Lender and each Lender.

   AS EVIDENCE of the agreement by the parties hereto to the terms and conditions herein contained, each such party has caused this Agreement to be executed on its behalf.


                                       TELXON CORPORATION


                                       By: /s/ Kenneth W. Haver
                                          --------------------------------
                                       Name:   Kenneth W. Haver
                                            ------------------------------
                                               Senior Vice President
                                       Title:  Chief Financial Officer
                                               and Treasurer
                                             ------------------------------


                                       THE BANK OF NEW YORK,
                                       in its capacity as a Lender,
                                       the Issuer, the Swing Line Lender
                                       and the Agent


                                       By: /s/ Robert J. Joyce
                                          --------------------------------
                                       Name: Robert J. Joyce
                                            ------------------------------
                                       Title: Vice President
                                             ------------------------------



                                       BANK ONE, AKRON, N.A.



                                       By: /s/ Susan D. Steiger
                                          --------------------------------
                                       Name: Susan D. Steiger
                                            ------------------------------
                                       Title: Vice President
                                             ------------------------------



                                       COMERICA BANK



                                       By: /s/ Charles L. Weddell
                                          --------------------------------
                                       Name: Charles L. Weddell
                                            ------------------------------
                                       Title: Vice President
                                             ------------------------------



                                       THE HUNTINGTON NATIONAL BANK


                                       By: /s/ Timothy M. Ward
                                          --------------------------------
                                       Name: Timothy M. Ward
                                            ------------------------------
                                       Title: A.V.P.
                                             ------------------------------

                                       PNC BANK, N.A.


                                       By: /s/ Bryon A. Pike
                                          --------------------------------
                                       Name: Bryon A. Pike
                                            ------------------------------
                                       Title: Vice President
                                             ------------------------------


                                       SOCIETE GENERALE


                                       By: /s/ Joseph A. Philbin
                                          --------------------------------
                                       Name: Joseph A. Philbin
                                            ------------------------------
                                       Title: Vice President
                                             ------------------------------


                                       U.S. NATIONAL BANK OF OREGON


                                       By: /s/ Chris J. Karlin
                                          --------------------------------
                                       Name: Chris J. Karlin
                                            ------------------------------
                                       Title: Vice President
                                             ------------------------------

                                       THE INDUSTRIAL BANK OF JAPAN, LIMITED


                                       By: /s/ Hiroaki Nakamura
                                          --------------------------------
                                       Name: Hiroaki Nakamura
                                            ------------------------------
                                       Title: Joint General Manager
                                             ------------------------------